Exhibit 10.1


Master Repurchase Agreement
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September 1996 Version




Dated as of       APRIL 17, 2001

Between: CRIIMI MAE Inc.

and Merrill Lynch International, acting through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated

1.   Applicability
     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.   Definitions
     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

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     (c) "Buyer's  Margin  Amount",  with respect to any  Transaction  as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

     (e) "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

     (g) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (h) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

     (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

     (l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;


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     (m) "Prime Rate",  the prime rate of U.S.  commercial banks as published in
The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

     (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

     (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

     (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

     (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

     (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.   Initiation; Confirmation; Termination
     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.   Margin Maintenance
     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased
Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

     (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   Income Payments
     Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of

Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.   Security Interest
     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.   Payment and Transfer
     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.   Segregation of Purchased Securities
     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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Required  Disclosure for Transactions in Which the Seller Retains Custody of the
Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

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* Language to be used under 17  C.F.R.(beta)403.4(e)  if Seller is a  government
securities   broker   or   dealer   other   than   a   financial    institution.
** Language to be used under 17 C.F.R.(beta)403.5(d) if Seller is a financial institution.
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9.   Substitution
     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  Representations
     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal),
(iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  Events of Default
     In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof,
(iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer; (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each
Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

     (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

     (i) as to Transactions  in which the defaulting  party is acting as Seller,
(A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

     (ii) as to Transactions  in which the defaulting  party is acting as Buyer,
(A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

     Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

     (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default,
(ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

     (h) To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  Single Agreement
     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications
     Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.  Entire Agreement; Severability
     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination
     (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

     (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.  Governing Law
     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  No Waivers, Etc.
     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  Use of Employee Plan Assets
     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  Intent
     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.  Disclosure Relating to Certain Federal Protections
     The parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.



CRIIMI MAE INC.                 MERRILL LYNCH INTERNATIONAL,
                                ACTING THROUGH ITS AGENT, MERRILL LYNCH, PIERCE,
                                FENNER & SMITH INCORPORATED


By:  /s/ DAVID B. IANNARONE                 By:  /s/ JOSHUA A. GREEN
--------------------------------            -----------------------------
Title:  Executive Vice President            Title:  Vice President

Date:  April 17, 2001                       Date:  April 17, 2001

Exhibit 10.1
                                   ANNEX I to
                           MASTER REPURCHASE AGREEMENT

                        Supplemental Terms and Conditions

     This Annex I forms a part of the Master Repurchase Agreement, dated as of April 17, 2001, between CRIIMI MAE INC., as seller, and MERRILL LYNCH INTERNATIONAL, ACTING THROUGH ITS AGENT MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as buyer (as amended, supplemented or otherwise modified from time to time, the "Master Repurchase Agreement"). Capitalized terms used in this Annex I without definition shall have the respective meanings assigned to such terms in the Master Repurchase Agreement. This Annex I is intended to supplement the Master Repurchase Agreement and shall, wherever possible, be interpreted so as to be consistent with the Master Repurchase Agreement; however, in the event of any conflict or inconsistency between the provisions of this Annex I, on the one hand, and the provisions of the Master Repurchase Agreement, on the other, the provisions of this Annex I shall govern and control. All references in the Master Repurchase Agreement to "this Agreement", and all references in this Annex I to "the Agreement", shall be deemed to mean and refer to the Master Repurchase Agreement, as supplemented and modified by this Annex I and by Annex II to the Master Repurchase Agreement, as each may be amended, supplemented or otherwise modified from time to time.

     1. OTHER APPLICABLE ANNEXES

     In addition to this Annex I, the following Annex and any Schedules thereto shall form a part of the Master Repurchase Agreement and shall be applicable thereunder:

     Annex II - Names and Addresses for Communications Between Parties.

     2. ADDITIONAL, SUBSTITUTE AND DELETED DEFINITIONS

     (a) In addition to, or (in the case of terms already defined in the Master Repurchase Agreement) in lieu of, the terms defined in the Master Repurchase Agreement, the following terms shall have the respective meanings set forth below:

     "Accelerated Repurchase Date" shall have the meaning specified in Section 14(a)(i).

     "Affiliate" shall mean, when used with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" shall have meanings correlative thereto.

     "Agreement" shall have the meaning specified in the introductory paragraph of this Annex I.

     "AIM Funds" shall mean, collectively, (i) American Insured Mortgage Investors Partnership, (ii) American Insured Mortgage Investors L.P. - Series 85, (iii) American Insured Mortgage Investors L.P. - Series 86, and (iv) American Insured Mortgage Investors L.P. - Series 88.

     "Amended Plan" shall mean that certain Debtors' Third Amended Joint Plan of Reorganization, dated July 21, 2000, filed by Seller and two of its Affiliates, as confirmed by an order entered by the Clerk of the United States Bankruptcy Court for the District of Maryland on November 22, 2000.

     "Applicable TDA" shall mean, at any time of determination on any date prior to the Required Repurchase Price Downpayment having been paid in full, the Target Downpayment Amount for the most recent Phase I Remittance Date occurring on or before such date.

     "Approved Operating Budget" shall mean, with respect to any fiscal year of Seller, an operating budget for Seller and its Consolidated Subsidiaries for such fiscal year that is delivered by Seller to Buyer pursuant to Section 12(h)(vi) and approved by Buyer in the manner provided in Section 12(h)(vi), as such operating budget may be modified from time to time in the manner provided in Section 12(h)(vi).

     "Approved Servicer" shall mean, as of any date of determination, any Person that is on the list of "approved special servicers" maintained by each of Standard & Poor's Ratings Group and Fitch, Inc. as of such date.

     "Available Transfer Amount" shall mean, as of any date on which funds in the Cash Management Account are required under Section 5(e)(i) or 5(f)(i) to be transferred to the Collection Account by reason of a Collection Account Shortfall, the amount of funds in the Cash Management Account and/or the New Note Collection Account which, absent any limitations then imposed by the provisions of Sections 5(h)(iv), (v) and (vi), Seller would then be permitted to use to make Permitted Cash Payments consisting of Restricted Payments in respect of Common or Preferred Stock.

     "Beneficial Purchaser" shall mean each Person, other than Buyer (solely in its capacity as agent for the Beneficial Purchasers under the Transaction Documents), that is party to the Co-Purchaser Agreement.

     "Bloomberg" shall mean Bloomberg Financial Markets, Ltd.

     "Business  Day" shall mean a day other  than (i) a Saturday  or Sunday,  or
(ii) a day on which the New York Stock Exchange or banks in the State of New York and/or the State of Maryland and/or the city of London, England are authorized or obligated by law or executive order to be closed.

     "Buyer" shall mean Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and its successors and permitted assigns.

     "Carryover Repurchase Price Installment" shall mean, with respect to any Phase II Remittance Date, any portion of the Revised Repurchase Price Installment in respect of any previous Phase II Remittance Date that shall not have been paid in full on or before the first day of the Pricing Rate Period ending on the applicable Phase II Remittance Date.

     "Cash" shall mean money, currency or a credit balance in a deposit or other account.

     "Cash and Trading Assets" shall mean, collectively, (i) all Cash held by Seller and its Subsidiaries on the Purchase Date (other than (a) Cash held by CMSLP, (b) Cash held by the AIM Funds, (c) up to $23 million in Cash deposited into escrow in connection with Disputed Claims (as defined in the Amended Plan), and (d) Cash deposited into the Cash Management Account pursuant to Section 5(d)) after making all payments required to be made by Seller on the Purchase Date pursuant to the Amended Plan, (ii) all Investment Securities owned by Seller or any of its Subsidiaries (other than the AIM Funds) as of the Purchase Date, and (iii) all Investment Securities or other assets purchased by Seller or any of its Subsidiaries with, or with any Proceeds of, the Cash and Trading Assets described in the foregoing clauses (i) and (ii) or any Investment Securities or other assets so purchased.

     "Cash Flow Shortfall Amount" shall have the meaning specified in the definition of "Minimum Working Capital Balance".

     "Cash Management Account" shall mean a segregated deposit account, in the name of Seller, established at the CMA Bank.

     "CBO REIT" shall mean CBO REIT, Inc. a Maryland corporation.

     "CBO-1/Nomura   Securities"  shall  mean,   collectively,   the  commercial
mortgage-backed securities identified in Schedule I-B attached to this Annex I.

     "CBO-2 Securities" shall mean, collectively, the commercial mortgage-backed securities identified in Schedule I-A attached to this Annex I.

     "CBO-2 Visible Losses" shall mean, as of any date of determination, the sum of (i) CBO2VL plus (ii) the greater of (a) zero and (b) an amount equal to (1) NOMVL minus (2) NOMEQ plus (iii) the greater of (a) zero and (b) an amount equal to (1) CBO1VL minus (2) CBO1EQ.

                  For purposes of this definition only:

     "CBO-1  Securities"  shall  mean,  collectively,  all classes of CRIIMI MAE
Commercial   Mortgage   Pass-Through   Certificates  Series  1996-C1  commercial
mortgage-backed securities;

     "Nomura Securities" shall mean, collectively, all classes of Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates Series 1998-D6 commercial mortgage-backed securities;

     "Appraisal Reduction", with respect to any mortgage loan underlying any of the CBO-2 Securities, the CBO-1 Securities or the Nomura Securities, as the case may be, shall have the meaning specified for such term (or any comparable term) in the Securitization Document for the securitization transaction relating to such underlying mortgage loan; provided, however, that if such term (or a comparable term) shall not be defined in such Securitization Document, "Appraisal Reduction" shall have the meaning specified for the term "Appraisal Reduction Amount" in the Securitization Document for the Merrill Lynch Mortgage Investors Inc. Mortgage Pass-Through Certificates, Series 1997-C2.

     "Realized Loss", with respect to any mortgage loan underlying any of the CBO-2 Securities, the CBO-1 Securities or the Nomura Securities, as the case may be, shall have the meaning specified for such term (or any comparable term) in the Securitization Document for the securitization transaction relating to such underlying mortgage loan; provided, however, that if such term (or a comparable term) shall not be defined in such Securitization Document, "Realized Loss" shall have the meaning specified for the term "Realized Losses" in the Securitization Document for the Merrill Lynch Mortgage Investors Inc. Mortgage Pass-Through Certificates, Series 1997-C2.

     "Visible Loss" shall mean, as of any date of determination with respect to the mortgage loans underlying the CBO-2 Securities, the CBO-1 Securities or the Nomura Securities, as the case may be, the sum of (i) the cumulative aggregate amount of all Realized Losses that have occurred with respect to such underlying mortgage loans plus (ii) the product of (a) the cumulative aggregate amount of all Appraisal Reductions that have occurred with respect to such underlying mortgage loans multiplied by (b) 1.5;

     "CBO2VL" shall mean the Visible Loss, or (if less) the portion thereof allocable to securities owned by CRIIMI MAE Commercial Mortgage Trust 1998-C1 or any of its Affiliates, with respect to the mortgage loans underlying the CBO-2 Securities (excluding any portion of such Visible Loss attributable to any such mortgage loans which are also underlying the CBO-1 Securities or the Nomura Securities);

     "NOMVL" shall mean the Visible Loss, or (if less) the portion thereof allocable to (i) securities owned by CRIIMI MAE Commercial Mortgage Trust 1998-C1 or any of its Affiliates or (ii) the B-7 class of the Nomura Securities, with respect to the mortgage loans underlying the Nomura Securities;

     "NOMEQ" shall mean the original principal balance of the B-7 class of the Nomura Securities, which is $46,532,578;

     "CBO1VL" shall mean the Visible Loss, or (if less) the portion thereof allocable to securities owned by CRIIMI MAE Commercial Mortgage Trust 1996-C1 or any of its Affiliates, with respect to the mortgage loans underlying the CBO-1 Securities; and

     "CBO1EQ" shall mean the aggregate original principal balance of the F and Issuer Equity classes of the CBO-1 Securities, which is $112,069,949

     "Change of Control" shall mean the consummation of any transaction (including, without limitation, any merger or consolidation) that results in any "person" (as defined in Section 13(d)(3) of the Exchange Act) becoming the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of Seller (measured by voting power rather than number of shares).

     "CMA Bank" shall mean SunTrust Bank or any successor CMA Bank appointed by Seller with the written consent of Buyer and the New Note Trustees (which consent shall not be unreasonably withheld).

     "CMA Shortfall" shall mean, as of any Remittance Date, the amount by which the funds in the Cash Management Account and the New Note Collection Account as of such Remittance Date are insufficient (i) to enable Seller to make the Permitted Cash Payments then permitted or required to be made by Seller from the Cash Management Account and/or (ii) in the case of any Phase I Remittance Date, to maintain the Minimum Working Capital Balance in the Cash Management Account; provided, however, that, for purposes of Section 5(b)(ii), if Buyer shall not have received, on or before such Remittance Date (and after application of the amount remitted to Buyer pursuant to Section 5(b)(i) on such Remittance Date), an aggregate amount of Repurchase Price Downpayments at least equal to the Applicable TDA (the amount by which the Applicable TDA exceeds the aggregate amount of Repurchase Price Downpayments so received by Buyer being the "TDA Shortfall" for such Remittance Date), then the amount of the CMA Shortfall for such Remittance Date shall be reduced to the extent (but only to the extent) necessary to cause the amount that will be remitted to Buyer pursuant to Section 5(b)(iii) on such Remittance Date to be sufficient to make the maximum possible reduction in the TDA Shortfall for such Remittance Date; provided, however, that the immediately preceding proviso shall not reduce the CMA Shortfall for such Remittance Date to an amount less than the lesser of (a) the balance remaining in the Collection Account after the remittance to Buyer pursuant to Section 5(b)(i) on such Remittance Date and (b) the sum of (1) any Permitted Note Payments that are permitted or required to be made by Seller from the Cash Management Account on such Remittance Date plus (2) the amount, if any, by which the sum of (A) the Permitted Note Payments to be made by Seller during the period from such Remittance Date to the next succeeding Remittance Date plus (B) without duplication of any amounts included in clause (2)(A), the aggregate of all amounts necessary (on an "accrual" basis) to make the Permitted Note Payments next coming due, will exceed (C) the amount jointly determined by Buyer and Seller in the exercise of their good faith business judgment to be the aggregate amount of all Eligible Cash Receipts that will be deposited in the New Note Collection Account and the Cash Management Account over the period described in clause (2)(A).

     "CMBS  Corp"  shall mean  CRIIMI MAE CMBS  Corp.,  a Delaware  corporation.

     "CMBS Corp Pledged Stock" shall have the meaning ascribed to that term in the Security Agreement.

     "CMSLP" shall mean CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning specified in Section 6

     "Collateral Agent" shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor Collateral Agent appointed by Buyer pursuant to the Intercreditor Agreement to act as custodian of the Purchased Securities and to act as Collateral Agent on behalf of Buyer and the New Note Trustees under the Security Agreement.

     "Collection Account" shall mean a segregated deposit account established at the Depository in the name of Seller but under the sole dominion and control of the Collateral Agent for the benefit of Buyer and the New Note Trustees, as their respective interests in such account may appear.

     "Collection Account Shortfall" shall mean, as of any Remittance Date, the amount by which (x) the Minimum Repurchase Price Installment due and payable on such Remittance Date exceeds (y) the amount of funds in the Collection Account available to pay such Minimum Repurchase Price Installment on such Remittance Date.

     "Common Stock" shall mean, as of any date, all shares of Seller's common stock issued and outstanding as of such date.

     "Confirmation" shall have the meaning specified in Section 3(b) .


     "Consolidated Subsidiaries" shall mean, collectively, all Subsidiaries of Seller other than CMSLP and the AIM Funds.

     "Contractual Obligation", as applied to any Person, shall mean any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Co-Purchaser Agreement" shall mean that certain Co-Purchaser and Agency Agreement, dated as of the date hereof, by and among Buyer (in its capacity as agent for the Beneficial Purchasers under the Transaction Documents), the initial Beneficial Purchasers party thereto and any other Beneficial Purchasers that may from time to time become parties thereto in accordance with the terms thereof, as such Co-Purchaser Agreement may be amended from time to time.

     "Core MWCB" shall mean, as of any Phase I Remittance Date, $7.5 million; provided, however, that if Seller makes any Permitted Cash Payments other than Permitted Note Payments out of the Cash Management Account at any time when Buyer shall not have received the Applicable TDA, then the Core MWCB shall be reduced by the amount of such Permitted Cash Payments until such time as Buyer shall have received the Applicable TDA on three consecutive Phase I Remittance Dates occurring subsequent to the date on which such Permitted Cash Payments were made.

     "DB Co-Purchaser" shall mean Deutsche Bank AG, New York Branch.

     "Default" shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

     "Depository" shall mean SunTrust Bank or any successor Depository appointed by Buyer with the consent of Seller (which consent shall not be unreasonably withheld or delayed).

     "Designated Seller Affiliates" shall mean, collectively, CBO REIT, CMBS Corp and QRS-1.

     "Dividend Preferred Stock" shall mean any series of Preferred Stock issued by Seller to holders of its Common Stock, in lieu of a cash dividend, to satisfy the requirement that Seller distribute not less than a specified percentage of its real estate investment trust taxable income each year in order to maintain its status as a "real estate investment trust" for federal income tax purposes.

     "Early Repurchase Date" shall have the meaning specified in Section 3(d).

     "Eligible Cash Receipts" shall mean all payments, distributions and other amounts received by Seller or any of its Subsidiaries from and after the date hereof (a) relating to the CBO-1/Nomura Securities or the QRS-1 Pledged Stock,
(b) relating to the Purchased Securities, (c) consisting of dividends, interest, rent, royalties or similar payments in respect of the Cash and Trading Assets,
(d) consisting of dividends, interest, rent, royalties or similar payments in respect of any Investment Securities not constituting part of the Cash and Trading Assets, or (e) relating to any other assets owned by Seller on the date hereof and any assets subsequently purchased with any Proceeds of such other assets or with any Proceeds of any assets so purchased; provided, however, that in no event shall Eligible Cash Receipts include (i) any Excluded Cash Receipts (including without limitation any payments relating to the Purchased Securities to the extent such payments are required to be deposited into the Collection Account pursuant to Section 5(a)), (ii) any dividends, interest, rent, royalties or similar payments in respect of any Investment Securities purchased with the proceeds of any Equity Investment, or with the Proceeds of any Investment Securities so purchased, or (iii) any proceeds from the sale of any Investment Securities.

     "Equity Investment" shall mean an equity investment in Seller made subsequent to the date hereof by a New Equity Investor .

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. References herein to ERISA, or to specific provisions thereof, are to ERISA as in effect at the date of the Agreement and, as of the relevant date, any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or 414(o) of the Code of which Seller is a member.

     "Excluded Cash Receipts" shall mean, without duplication, (a) all revenue and receipts of CMSLP and the AIM Funds, (b) all payments relating to the Miscellaneous Assets, (c) all payments relating to the CBO-2 Securities or the CMBS Corp Pledged Stock, (d) all payments relating to the Purchased Securities to the extent such payments are required to be deposited into the Collection Account pursuant to Section 5(a), and (e) any payments described in clause (c) or (d) of the definition of "Eligible Cash Receipts" to the extent the same are used to pay interest expense on any indebtedness incurred by Seller or any of its Consolidated Subsidiaries for the purpose of purchasing or carrying any Investment Securities.

     "Extension Fee" shall have the meaning specified in Section 3(e)(i).

     "Extrinsic Funds" shall mean funds of Seller (a) that are obtained from an Equity Investment or from the sale of any asset acquired with proceeds of an Equity Investment, (b) that constitute (i) all or any portion of the Cash and Trading Assets or (ii) Proceeds of all or any portion of the Cash and Trading Assets other than payments described in clause (c) of the definition of "Eligible Cash Receipts", or (c) that Seller would otherwise be entitled under the Transaction Documents to pay to its equity securityholders as a dividend. Neither any Proceeds of the Purchased Securities, the CBO-2 Securities or the CMBS Corp Pledged Stock, nor any Eligible Cash Receipts, shall constitute Extrinsic Funds, in each case except to the extent that Seller would otherwise be entitled under the Transaction Documents to use such Proceeds or such Eligible Cash Receipts, as the case may be, to pay dividends to equity securityholders of Seller.

     "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "Governmental Authority" shall mean any national or federal government (whether domestic or foreign), any state, regional, local or other political subdivision thereof with jurisdiction, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hedging Strategy" shall have the meaning specified in Schedule I-C attached to this Annex I.

     "Hedging Transactions" shall mean, with respect to any or all of the CBO-2 Securities, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller in connection with the Hedging Strategy.

     "Indebtedness Ratio" shall mean the ratio of (a) the Purchase Price to (b) the aggregate outstanding principal balance of the New Notes as of the date hereof.

     "Indemnified Amounts" and "Indemnified Parties" shall have the respective meanings specified in Section 19.

     "Intercreditor Agreement" shall mean that certain Intercreditor and Collateral Agency Agreement, dated as of the date hereof, by and among Buyer, the New Note Trustees and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

     "Investment Securities" shall mean all "investment property" (as defined in the UCC) that is owned or acquired by Seller or any of its Subsidiaries for investment purposes; provided, however, that Investment Securities shall not include the Purchased Securities, the CBO-2 Securities, the CBO-1/Nomura Securities or any of the Miscellaneous Assets.

     "Late Payment Charge" shall have the meaning specified in Section 3(o).

     "LIBOR" shall mean the rate per annum calculated as set forth below:

     (i) On each Pricing Rate Determination Date, LIBOR for the next Pricing Rate Period will be the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date; or

     (ii) On any Pricing Rate Determination Date on which no such rate appears on Telerate Page 3750 as described above, LIBOR for the next Pricing Rate Period will be the rate for deposits in United States dollars for a one-month period which appears on Page MMR16 of Bloomberg as of 11:00 a.m., London time, on such date; or

     (iii) On any Pricing Rate Determination Date on which no such rate appears on Telerate Page 3750 or Page MMR16 of Bloomberg as described above, LIBOR for the next Pricing Rate Period will be the rate at which deposits in United States dollars are offered by Deutsche Bank A.G. at approximately 11:00 a.m., London time, on such date to prime banks in the London interbank market for a one-month period.

     All percentages resulting from any calculations or determinations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

     "LIBO Rate" shall mean, with respect to any Pricing Rate Period, a rate per annum determined for such Pricing Rate Period in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                    LIBOR
                      ---------------------------------
                          1.00 - Reserve Requirement

     "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "Loss Threshold Amount" shall mean, as of any date of determination, the applicable amount for the period in which such date occurs, as set forth on
Schedule I-D attached to this Annex I.

     "Master Repurchase Agreement" shall have the meaning specified in the introductory paragraph of this Annex I.

     "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Seller and its Subsidiaries, taken as a whole, (b) the value of the Purchased Securities, the CBO-2 Securities, the CBO-1/Nomura Securities, the CMBS Corp Pledged Stock or the QRS-1 Pledged Stock, or (c) the ability of Seller to perform, or of Buyer to enforce, the obligations of Seller under any of the Transaction Documents.

     "Minimum Repurchase Price Installment" shall mean, with respect to any Remittance Date, a payment on account of the Repurchase Price calculated in accordance with the Minimum Repurchase Price Installment Formula.

     "Minimum Repurchase Price Installment Formula" shall mean the formula set forth below for calculating the Minimum Repurchase Price Installment payable on any Remittance Date:

                                              (PR) x (1 + PR)n
                           MRPI = UPP  x    ---------------------
                                               [(1 + PR)n - 1]

                  For purposes of this definition only:

     "MRPI" shall mean the Minimum Repurchase Price Installment for the applicable Remittance Date;

     "UPP" shall mean the Unamortized Purchase Price as of the first day (for purposes of this definition, the "Calculation Date") of the Pricing Rate Period (for purposes of this definition, the "Current Pricing Rate Period") ending on the applicable Remittance Date, in each case after giving effect to any Repurchase Price Downpayments made on the Calculation Date;

     "PR" shall mean (a) the Pricing Rate in effect for the Current Pricing Rate Period divided by (b) 12; and

     "n" shall mean the number of months from the Calculation Date to the last day of the calendar month ending closest to the fifteenth (15th) anniversary of the Purchase Date.

     Seller and Buyer acknowledge and agree that the Minimum Repurchase Price Installment Formula is designed to calculate, as of the Calculation Date, the amount that would be required to be paid on the applicable Remittance Date pursuant to a monthly payment schedule providing for a fixed aggregate amount to be paid each month in respect of the Unamortized Purchase Price and the Price Differential over the period (for purposes of this definition, the "Nominal Amortization Period") commencing on the Calculation Date and ending on the last day of the calendar month ending closest to the fifteenth (15th) anniversary of the Purchase Date, which aggregate amount would be sufficient (i) to reduce the Price Differential to zero on the applicable Remittance Date and on each subsequent Remittance Date during the Nominal Amortization Period, assuming that the Pricing Rate in effect for the Current Pricing Rate Period will remain in effect for the remainder of the Nominal Amortization Period, and (ii) to reduce the Unamortized Purchase Price as of the Calculation Date (after giving effect to all Repurchase Price Downpayments made on the Calculation Date) to zero on the last day of the Nominal Amortization Period.

     "Minimum Working Capital Balance" shall mean, as of any Phase I Remittance Date, the sum of (a) the Core MWCB as of such Phase I Remittance Date plus (b) the amount (the "Cash Flow Shortfall Amount" in respect of such Phase I Remittance Date) determined in the manner described below to be the amount by which (i) the sum of (A) the Permitted Cash Payments to be made by Seller during the period from such Phase I Remittance Date to the next succeeding Remittance Date plus (B) without duplication of any amounts included in the immediately preceding clause (A), the aggregate of all amounts necessary (on an "accrual" basis) to make the Permitted Note Payments next coming due will exceed (ii) the aggregate amount of all Eligible Cash Receipts that will be deposited in the New Note Collection Account and the Cash Management Account over the period described in clause (i)(A). The Cash Flow Shortfall Amount, if any, in respect of any Phase I Remittance Date shall be determined as follows: (1) no later than two (2) Business Days prior to such Phase I Remittance Date, Seller shall deliver to Buyer a written statement setting forth in reasonable detail Seller's good faith calculation of the amount of such Cash Flow Shortfall Amount, (2) on or before such Phase I Remittance Date, Buyer shall accept or reject Seller's calculation of such Cash Flow Shortfall Amount, in the exercise of Buyer's good faith business judgment, by giving written notice to Seller of such acceptance or rejection (it being understood that, if Seller's calculation shall have been timely delivered to Buyer in accordance with clause (1) above and Buyer fails to provide such a written notice of acceptance or rejection to Seller before 5:00 p.m. (Eastern Standard Time) on the day prior to such Phase I Remittance Date, Buyer shall be deemed to have accepted Seller's calculation of such Cash Flow Shortfall Amount), and (3) if Buyer rejects Seller's calculation of such Cash Flow Shortfall Amount, the Cash Flow Shortfall Amount in respect of such Phase I Remittance Date shall be the Cash Flow Shortfall Amount, if any, jointly determined by Buyer and Seller in the reasonable exercise of their good faith business judgment; provided, however, that Buyer shall not be entitled to reject Seller's calculation of such Cash Flow Shortfall Amount to the extent the amount thereof is less than or equal to the amount of the Cash Flow Shortfall Amount, if any, set forth in the Approved Operating Budget with respect to such Phase I Remittance Date.

     "Miscellaneous Assets" shall mean,  collectively,  the assets identified in
Schedule I-E attached to this Annex I.

     "Multiemployer  Plan" shall mean a  multiemployer  plan  defined as such in
Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Cash Flow" shall mean, as of any Remittance Date, the excess, if any, of (i) the sum of (a) the Cash Flow Shortfall Amount, if any, on the first day of the Pricing Rate Period ending on such Remittance Date plus (b) the aggregate amount of all Eligible Cash Receipts deposited or required to be deposited in the New Note Collection Account and the Cash Management Account during such Pricing Rate Period over (ii) the sum of (a) all Permitted Cash Payments made during such Pricing Rate Period out of funds on deposit in the Cash Management Account plus (b) any portion of the Cash Flow Shortfall

Amount referred to in clause (i)(a) that represents Permitted Note Payments that were not due and payable during such Pricing Rate Period; provided, however, that, if Buyer did not receive the Applicable TDA on the Remittance Date occurring on the first day of such Pricing Rate Period, then Net Cash Flow shall be calculated without giving effect, for purposes of clause (ii)(a), to any Permitted Cash Payments other than Permitted Note Payments that were made during such Pricing Rate Period out of funds on deposit in the Cash Management Account.

     "New Equity Dividend Cap" shall mean, with respect to any twelve-month period during the term of this Agreement, an aggregate amount of cash dividends on Common Stock or Preferred Stock issued to a New Equity Investor equal to the lesser of (a) $5 million and (b) the amount necessary to provide such New Equity Investor a twelve percent (12%) per annum payment on such New Equity Investor's equity investment in Seller with respect to such twelve-month period.

     "New Equity Investor" shall mean any Person, other than a Subsidiary of Seller, to whom equity securities of Seller are issued after the Purchase Date in consideration of an Equity Investment in Seller made by such Person.

     "New Note Collection Account" shall mean a segregated deposit account established at the CMA Bank in the name of Seller but under the sole dominion and control of the Collateral Agent for the benefit of Buyer and the New Note Trustees, as their respective interests in such account may appear.

     "New Note Indentures" shall mean, collectively, the Series A Note Indenture and the Series B Note Indenture.

     "New Note Trustees" shall mean, collectively, the Series A Trustee and the Series B Trustee.

     "New Notes" shall mean, collectively, the Series A Notes and the Series B Notes.

     "Noteholder Preferred Stock" shall mean the two series of Preferred Stock of Seller, having the rights and privileges set forth in Exhibit B to each New
Note Indenture as in effect on the Purchase Date, into which holders of the applicable New Notes may convert their New Notes in the event of (i) a prior determination by Seller that payment of a cash dividend is required to satisfy the requirement that Seller distribute not less than a specified percentage of its real estate investment trust taxable income each year in order to maintain its status as a "real estate investment trust" for federal income tax purposes and (ii) a prior declaration by Seller of such cash dividend, such cash dividend to be payable first to redeem Noteholder Preferred Stock of holders of New Notes who elect to convert their New Notes as aforesaid.

     "Payment Cap" shall have the meaning specified in Section 5(g).

     "Permitted Cash Payments" shall mean, with respect to any relevant  period,

     (i) all general operating and administrative expenses of Seller and its Consolidated Subsidiaries on an accrual basis for such period, to the extent such expenses do not exceed the total as set forth in the Approved Operating Budget applicable to such period; provided, however, that (a) no interest expense relating to indebtedness incurred by Seller or any of its Subsidiaries to purchase or carry any Investment Securities shall be paid from Eligible Cash Receipts deposited or required to be deposited in the New Note Collection Account or the Cash Management Account, and (b) notwithstanding the fact that the general operating and administrative expenses of CMSLP are not included in the Approved Operating Budget, such expenses of CMSLP may be paid from Eligible Cash Receipts deposited or required to be deposited in the New Note Collection Account or the Cash Management Account so long as all revenues and other available Cash resources of CMSLP shall have first been applied toward payment of such CMSLP expenses;

     (ii) subject to any applicable restrictions appearing in Section 5(h), (a) accrued and unpaid interest on the Series A Notes and accrued and unpaid current-pay interest on the Series B Notes and (b) cash dividends on any outstanding Noteholder Preferred Stock to the extent payable at the same times and in the same amounts as the cash interest payments that would have been payable on the New Notes that were converted into such Noteholder Preferred Stock, as contemplated in the definition thereof, had such New Notes not been so converted (the Permitted Cash Payments described in this clause (ii) being "Permitted Note Payments");

     (iii) subject to any applicable restrictions appearing in Section 5(h), principal paydowns on the Series A Notes in amounts equal to (a) $5,000,000 on the date that is twenty-four (24) months after the date hereof, (b) $15,000,000 on the date that is thirty-six (36) months after the date hereof, and (c) $15,000,000 on the date that is forty-eight (48) months after the date hereof;

     (iv) subject to any applicable restrictions appearing in Section 5(h), cash dividends on Seller's Series F Preferred Stock and/or Series G Preferred Stock;

     (v) subject to any applicable restrictions appearing in Section 5(h), cash dividends on any Dividend Preferred Stock and/or cash distributions (in the form of redemption payments) on the Noteholder Preferred Stock as contemplated in the definition thereof, but only to the extent Seller shall have provided Buyer with evidence reasonably satisfactory to Buyer that payment of such cash dividends and/or cash redemption payments is required to satisfy the requirement that Seller distribute not less than a specified percentage of its real estate investment trust taxable income each year in order to maintain its status as a "real estate investment trust" for federal income tax purposes;

     (vi) subject to any applicable restrictions appearing in Section 5(h), non-discretionary cash dividends on any Common Stock or Preferred Stock issued to a New Equity Investor in consideration for its Equity Investment;

     (vii) payments, such as excise taxes (but excluding cash dividends), that are necessary to maintain Seller's status as a real estate investment trust for federal income tax purposes; and

     (viii) payments required to be made by Seller pursuant to any Hedging Transaction.

     "Permitted Liens" shall mean, with respect to the Collateral, (i) subject to the provisions of the Intercreditor Agreement, the security interests created under the Security Agreement in favor of the Collateral Agent for the benefit of the New Note Trustees (as representatives of the holders of the New Notes), (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens created in favor of the New Note Trustees pursuant to the New Note Indentures as in effect on the date hereof, (iv) judgment Liens not giving rise to an Event of Default, in each case so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of the related judgment shall not have finally terminated and the period within which such proceedings may be initiated shall not have expired, and (v) Liens on Proceeds of Collateral consisting of setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to any such Proceeds on deposit with or in the possession of such institutions.

     "Permitted Note Payments" shall have the meaning specified in clause (ii) of the definition of "Permitted Cash Payments".

     "Person" shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

     "Phase I Remittance Date" shall mean any Remittance Date occurring prior to such time as the Required Repurchase Price Downpayment shall have been paid in full.

     "Phase II Remittance Date" shall mean any Remittance Date occurring on or after such time as the Required Repurchase Price Downpayment shall have been paid in full.

     "Plan" shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate makes, is obligated to make or has been required to make contributions and that is covered by Title

IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

     "Preferred Stock" shall mean, as of any date, collectively, (i) all shares of Seller's Series B Preferred Stock and Series E Preferred Stock issued and outstanding on such date, (ii) all shares of Seller's Series F Preferred Stock and Series G Preferred Stock and any additional series of Dividend Preferred Stock issued and outstanding on such date, (iii) all shares of any series of preferred stock issued by Seller in respect of any Equity Investment, which shares are outstanding on such date, and (iv) all shares of Noteholder Preferred Stock issued and outstanding on such date.

     "Price Differential" shall mean, as of any date of determination, an amount equal to (a) the sum of the amounts obtained by daily application of the Pricing Rate to the Unamortized Purchase Price as of each day during the period commencing on (and including) the Purchase Date and ending on (but excluding) such date of determination, calculated on the basis of a 360-day year (or, during any period with respect to which the Pricing Rate shall have been converted to the Prime-Based Rate pursuant to Section 3(g) or 3(h), a 365/366-day year) for the actual number of days elapsed during the period for which such calculation is made, minus (b) all payments previously received by Buyer which, pursuant to the terms of the Agreement, are applied to reduce the Price Differential.

     "Pricing Rate" shall mean, for any Pricing Rate Period, a per annum rate equal to the LIBO Rate for such Pricing Rate Period plus (i) so long as no Event of Default shall have occurred and be continuing, 325 basis points (3.25%), and
(ii) at any time when an Event of Default shall have occurred and be continuing, 725 basis points (7.25%); provided, however, that the Pricing Rate shall be subject to adjustment and/or conversion as provided in Sections 3(g) and 3(h).

     "Pricing Rate Determination Date" shall mean, with respect to any Pricing Rate Period, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

     "Pricing Rate Period" shall mean, (a) in the case of the first Pricing Rate Period, the period commencing on (and including) the Purchase Date and ending on (and excluding) the first Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on (and including) the Remittance Date that is the last day of the immediately preceding Pricing Rate Period and ending on (and excluding) the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

     "Prime-Based Rate" shall mean, as of any date of determination, a per annum rate equal to the Prime Rate as of such date plus 325 basis points (3.25%), it being understood and agreed that for purposes of this definition any change in the Prime Rate shall take effect at the opening of business on the date of publication of such change.

     "Proceeds" shall mean, with respect to any property (whether real, personal or mixed, and whether tangible or intangible), whatever is received upon the sale, exchange, collection, or other disposition of such property or any Proceeds thereof, including without limitation (i) insurance payable by reason of loss or damage to such property (except to the extent payable to a Person other than the owner of such property) and (ii) in the case of any "investment property" (as defined in the UCC), any payments or distributions, whether of principal, interest or otherwise, in respect of such property.

     "Purchase Price" shall mean the sum of $262,441,039.49, representing the purchase price paid, or deemed to have been paid, by Buyer for the Purchased Securities pursuant to the Agreement.

     "Purchased Securities" shall mean, collectively, all of the issued and outstanding shares of capital stock of CBO REIT owned by Seller, as of the date hereof, immediately prior to giving effect to the sale effected hereby.

     "QRS-1" shall mean CRIIMI MAE QRS 1, Inc., a Delaware corporation.

     "QRS-1 Pledged Stock" shall have the meaning ascribed to that term in the Security Agreement.

     "Remittance Date" shall mean the thirteenth (13th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

     "Repurchase Date" shall have the meaning specified in Section 3(e).

     "Repurchase Price" shall mean, as of any date of determination, the price that would be required to be paid by Seller to Buyer in order to repurchase the Purchased Securities as of such date, which price shall be calculated in each case as the sum of the Unamortized Purchase Price as of such date, plus the Price Differential as of such date.

     "Repurchase Price Downpayment" shall mean any payment received by Buyer which, pursuant to the terms of the Agreement, is applied to reduce the Unamortized Purchase Price, including without limitation any such payment pursuant to Section 3(d), 3(e), 4(b), 4(c), 4(e), 5(b), 5(c), 5(e), 5(f), 5(h),
5(i) or 5(j).

     "Required Repurchase Price Downpayment" shall mean $50 million.

     "Requirement of Law" shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority, whether now or hereafter enacted or in effect.

     "Reserve Requirement" shall mean, with respect to any day during any Pricing Rate Period, the percentage (expressed as a decimal fraction) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal, emergency and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board of Governors). Buyer shall promptly notify Seller of any change in Reserve Requirements during the term of the Agreement, and the LIBO Rate shall be adjusted automatically on and as of the effective date of any change in Reserve Requirements.

     "Reset Date" shall mean the last day of each Pricing Rate Period.

     "Restricted Payment" shall mean (i) any Cash dividend or other Cash distribution on account of any shares of Common Stock or Preferred Stock or (ii) any Cash payment made to redeem, retire, purchase, repurchase or otherwise acquire any shares of Common Stock or Preferred Stock.

     "Revised Repurchase Price Installment" shall mean, with respect to any Phase II Remittance Date, a payment on account of the Repurchase Price calculated in accordance with the Revised Repurchase Price Installment Formula.

     "Revised Repurchase Price Installment Formula" shall mean the formula set forth below for calculating the Revised Repurchase Price Installment payable on any Phase II Remittance Date:

                                             (PR) x (1 + PR)n
                           RRPI = UPP  x    ---------------------
                                              [(1 + PR)n - 1]

                  For purposes of this definition only:

     "RRPI" shall mean the Revised Repurchase Price Installment for the applicable Phase II Remittance Date;

     "UPP" shall mean the Unamortized Purchase Price as of the first day (for purposes of this definition, the "Calculation Date") of the Pricing Rate Period (for purposes of this definition, the "Current Pricing Rate Period") ending on the applicable Phase II Remittance Date, in each case after (a) giving effect to any Repurchase Price Downpayments made on the Calculation Date and (b) subtracting any Carryover Repurchase Price Installment with respect to the applicable Phase II Remittance Date;

     "PR" shall mean (a) the Pricing Rate in effect for the Current Pricing Rate Period divided by (b) 12; and

     "n" shall mean the number of months from the Calculation Date to the last day of the calendar month ending closest to the thirteenth (13th) anniversary of the Purchase Date.

Seller and Buyer acknowledge and agree that the Revised Repurchase Price Installment Formula is designed to calculate, as of the Calculation Date, the amount that would be required to be paid on the applicable Phase II Remittance Date pursuant to a monthly payment schedule providing for a fixed aggregate amount to be paid each month in respect of the Unamortized Purchase Price and the Price Differential over the period (for purposes of this definition, the "Nominal Amortization Period") commencing on the Calculation Date and ending on the last day of the calendar month ending closest to the thirteenth (13th) anniversary of the Purchase Date, which aggregate amount would be sufficient (a) to reduce the Price Differential to zero on the applicable Phase II Remittance Date and on each subsequent Remittance Date during the Nominal Amortization Period, assuming that the Pricing Rate in effect for the Current Pricing Rate Period will remain in effect for the remainder of the Nominal Amortization Period, and (b) to reduce the Unamortized Purchase Price as of the Calculation Date (after giving effect to all Repurchase Price Downpayments made on the Calculation Date, and after subtracting any Carryover Repurchase Price Installment with respect to the applicable Phase II Remittance Date) to zero on the last day of the Nominal Amortization Period.

     "Securitization Document" shall mean, as the context may require, the pooling and servicing agreement, trust indenture, master servicing agreement and/or special servicing agreement for a securitization transaction involving mortgage loans or commercial mortgage-backed securities.

     "Security Agreement" shall mean that certain Security and Pledge Agreement, dated as of the date hereof, between Seller and the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

     "Seller" shall mean CRIIMI MAE Inc., a Maryland corporation. ------

     "Seller Disclosure Schedule" shall mean the Seller Disclosure Schedule attached to this Annex I as Schedule X.

     "Series A Note Indenture" shall mean the Indenture, dated as of the date hereof, between Seller and the Series A Trustee relating to the Series A Notes, as it may be amended, supplemented or otherwise modified from time to time to the extent not prohibited under the Agreement.

     "Series A Notes" shall mean, collectively, the 11.75% Series A Senior Secured Notes due 2006 issued on the date hereof by Seller pursuant to the Series A Note Indenture to the holders of Allowed Class A9 and A10 Claims (as defined in the Amended Plan), together with any additional such Notes issued as payment-in-kind of fees pursuant to Section 1 of the Series A Notes as in effect on the date hereof.

     "Series  A  Trustee"  shall  mean  the  trustee  under  the  Series  A Note
Indenture.

     "Series B Note Indenture" shall mean the Indenture, dated as of the date hereof, between Seller and the Series B Trustee relating to the Series B Notes, as it may be amended, supplemented or otherwise modified from time to time to the extent not prohibited under the Agreement.

     "Series B Notes" shall mean, collectively, the 20% Series B Senior Secured Notes due 2007 issued on the date hereof by Seller pursuant to the Series B Note Indenture to the holders of Allowed Class A9 and A10 Claims (as defined in the Amended Plan), together with any additional such Notes issued as payment-in-kind of interest or fees pursuant to Section 1 of the Series B Notes as in effect on the date hereof.

     "Series  B  Trustee"  shall  mean  the  trustee  under  the  Series  B Note
Indenture.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Target Downpayment Amount" shall mean, with respect to any Phase I Remittance Date, a cumulative amount of Repurchase Price Downpayments made on or prior to such Phase I Remittance Date equal to the amount set forth below opposite such Phase I Remittance Date:

------------------------------------ -------------------------------------------
Phase I Remittance Date                        Target Downpayment Amount
------------------------------------ -------------------------------------------
      June 13, 2001                                           $  1,562,500
------------------------------------ -------------------------------------------
      July 13, 2001                                           $  3,125,000
------------------------------------ -------------------------------------------
      August 13, 2001                                         $  5,625,000
------------------------------------ -------------------------------------------
      September 13, 2001                                      $  6,250,000
------------------------------------ -------------------------------------------
      October 15, 2001                                        $  7,812,500
------------------------------------ -------------------------------------------
      November 13, 2001                                       $11,250,000
------------------------------------ -------------------------------------------
      December 13, 2001                                       $11,250,000
------------------------------------ -------------------------------------------
      January 14, 2002                                        $12,500,000
------------------------------------ -------------------------------------------

------------------------------------ -------------------------------------------
      February 13, 2002                                       $16,875,000
------------------------------------ -------------------------------------------
      March 13, 2002                                          $18,750,000
------------------------------------ -------------------------------------------
      April 15, 2002                                          $20,625,000
------------------------------------ -------------------------------------------
      May 13, 2002                                            $25,000,000
------------------------------------ -------------------------------------------
      June 13, 2002                                           $26,562,500
------------------------------------ -------------------------------------------
      July 15, 2002                                           $28,125,000
------------------------------------ -------------------------------------------
      August 13, 2002                                         $30,625,000
------------------------------------ -------------------------------------------
      September 13, 2002                                      $31,250,000
------------------------------------ -------------------------------------------
      October 14, 2002                                        $32,812,500
------------------------------------ -------------------------------------------
      November 13, 2002                                       $36,250,000
------------------------------------ -------------------------------------------
      December 13, 2002                                       $36,250,000
------------------------------------ -------------------------------------------
      January 13, 2003                                        $37,500,000
------------------------------------ -------------------------------------------
      February 13, 2003                                       $41,875,000
------------------------------------ -------------------------------------------
      March 13, 2003                                          $43,750,000
------------------------------------ -------------------------------------------
      April 14, 2003                                          $45,625,000
------------------------------------ -------------------------------------------
      May 13, 2003                                            $50,000,000
--------------------------------------------------------------------------------

     "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Transaction" shall mean the transaction in which Seller transfers the Purchased Securities to Buyer pursuant to the Amended Plan, with a simultaneous agreement by Buyer, as set forth in the Agreement, to transfer the Purchased Securities to Seller at a date certain against the transfer of funds by Seller.

     "Transaction Documents" shall mean, collectively, the Master Repurchase Agreement, the Confirmation, this Annex I and Annex II to the Agreement, and the Security Agreement.

     "Transaction Fee" shall have the meaning specified in Section 3(f).

     "UCC" shall have the meaning specified in Section 6.

     "Unamortized Purchase Price" shall mean, as of any date of determination, an amount equal to the Purchase Price minus (a) the aggregate amount of all Repurchase Price Downpayments received by Buyer as of such date and (b) any proceeds from the sale of the Purchased Securities applied to the Unamortized Purchase Price pursuant to Section 14(a)(iii).

     "Voting Stock" of any Person as of any date shall mean the capital stock of such Person that is entitled under ordinary circumstances to vote in the election of the Board of Directors of such Person (irrespective of whether or not, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     (b) Paragraph 2 of the Master Repurchase Agreement is hereby amended by deleting therefrom the following defined terms: "Additional Purchased Securities," "Buyer's Margin Amount," "Buyer's Margin Percentage," "Margin Deficit," "Margin Excess," "Margin Notice Deadline," "Seller's Margin Amount," and "Seller's Margin Percentage."

     (c) References in this Annex I to "Sections" shall be to Sections of this Annex I unless otherwise specifically provided.

     3. INITIATION; CONFIRMATION; TERMINATION; FEES

     The provisions of Paragraph 3 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 3:

     (a) On the Purchase Date, the Purchased Securities shall be transferred by Seller to the Collateral Agent, as agent for Buyer and as collateral agent for the New Note Trustees.

     (b) Concurrently with their execution and delivery of the Master Repurchase Agreement, Seller and Buyer are executing and delivering (with a copy to the Collateral Agent) a confirmation with respect to the Transaction (the "Confirmation"). A true and complete copy of the Confirmation is attached hereto as Exhibit I. The Confirmation, together with the Master Repurchase Agreement and this Annex I, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction.

     (c) The Pricing Rate for the first Pricing Rate Period shall be the "Initial Pricing Rate" specified in the Confirmation. The Pricing Rate for each succeeding Pricing Rate Period shall be reset on the Reset Date occurring on the last day of the immediately preceding Pricing Rate Period. Buyer or its agent shall determine the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and shall notify Seller of such rate for such period on the applicable Reset Date.

     (d) Seller shall be entitled, without premium or penalty, to terminate the Transaction on demand and repurchase the Purchased Securities on any Business Day prior to the Repurchase Date (an "Early Repurchase Date"); provided, however, that:

     (i) Seller shall repurchase on such Early Repurchase Date all of the Purchased Securities;

     (ii) Seller shall have notified Buyer in writing of its intent to terminate the Transaction and repurchase the Purchased Securities no later than five (5) Business Days prior to such Early Repurchase Date (such notice to be irrevocable); and

     (iii) on such Early Repurchase Date, Seller shall pay to Buyer an amount equal to the sum of the Repurchase Price and any other amounts payable under the Agreement (including, without limitation, amounts payable under clause (ii) of Section 3(i)) against transfer to Seller or its agent of the Purchased Securities.

In addition to the mandatory Repurchase Price Downpayments required by other provisions of this Annex I, Seller shall be entitled, on any date prior to the Repurchase Date, to make one or more voluntary Repurchase Price Downpayments, and any such voluntary Repurchase Price Downpayment made by Seller shall be applied as follows on the date on which such voluntary Repurchase Price Downpayment is received: (A) first, to reduce the Price Differential to zero as of such date, and (B) thereafter, to reduce the Unamortized Purchase Price.

     (e) On the Repurchase Date (as hereinafter defined) or on any Early Repurchase Date, termination of the Transaction will be effected as follows: (i) Buyer will instruct the Collateral Agent to transfer to Seller or its agent (A) the Purchased Securities and (B) any amounts remaining on deposit in the Collection Account and (ii) Seller will simultaneously transfer the Repurchase Price to such account or accounts as may be designated in writing by Buyer; provided, however, that if the Purchased Securities and the Collection Account are subject to Liens in favor of the Collateral Agent for the benefit of the New Note Trustees at the time of termination of the Transaction pursuant to this
Section 3(e), all of Buyer's right, title and interest in and to the Purchased Securities and the Collection Account (and any amounts remaining on deposit therein) shall be deemed to be terminated and any further disposition of the Purchased Securities and the Collection Account (and any amounts remaining on deposit therein) shall be governed by the agreements between Seller and the Collateral Agent (in its capacity as agent for the New Note Trustees) with respect thereto. As used in the Agreement, "Repurchase Date" shall mean the Business Day immediately preceding the second (2nd) anniversary of the date hereof (the "Initial Repurchase Date"), as such date may be extended from time to time upon and subject to the terms and conditions specified in clauses (i),
(ii), (iii) and (iv) below:

     (i) Provided that no Event of Default under the Agreement shall have occurred and be continuing as of the Initial Repurchase Date, and provided that Seller shall have paid Buyer a fee (an "Extension Fee") in an amount equal to one and one-half percent (1.5%) of the Unamortized Purchase Price as of the Initial Repurchase Date, the Repurchase Date shall be automatically extended from the Initial Repurchase Date to the

Business Day immediately preceding the date which is thirty (30) months after the date hereof (the "First Extended Repurchase Date");

     (ii) Provided that no Event of Default under the Agreement shall have occurred and be continuing as of the First Extended Repurchase Date, and provided that Seller shall have paid Buyer an Extension Fee in an amount equal to one and one-half percent (1.5%) of the Unamortized Purchase Price as of the First Extended Repurchase Date, the Repurchase Date shall be automatically extended from the First Extended Repurchase Date to the Business Day immediately preceding the third (3rd) anniversary of the date hereof (the "Second Extended Repurchase Date");

     (iii)  Provided  that no Event of Default  under the  Agreement  shall have occurred  and be  continuing  as of the Second  Extended  Repurchase  Date,  and
provided that Seller shall have paid Buyer an Extension Fee in an amount equal to one and one-half percent (1.5%) of the Unamortized Purchase Price as of the Second Extended Repurchase Date, the Repurchase Date shall be automatically extended from the Second Extended Repurchase Date to the Business Day immediately preceding the date which is forty-two (42) months after the date hereof (the "Third Extended Repurchase Date"); and

     (iv) Provided that no Event of Default under the Agreement shall have occurred and be continuing as of the Third Extended Repurchase Date, and provided that Seller shall have paid Buyer an Extension Fee in an amount equal to one and one-half percent (1.5%) of the Unamortized Purchase Price as of the Third Extended Repurchase Date, the Repurchase Date shall be automatically extended from the Third Extended Repurchase Date to the Business Day immediately preceding the fourth (4th) anniversary of the date hereof (the "Final Extended Repurchase Date").

In the event that Seller fails to pay Buyer the applicable Extension Fee on or before the Initial Repurchase Date, the First Extended Repurchase Date, the Second Extended Repurchase Date or the Third Extended Repurchase Date, as the case may be, the Repurchase Date shall not be extended as provided in the immediately preceding clause (i), (ii), (iii) or (iv), as the case may be, and the Repurchase Price shall be immediately due and payable on the Initial Repurchase Date, the First Extended Repurchase Date, the Second Extended Repurchase Date or the Third Extended Repurchase Date, as the case may be.

     (f) Concurrently with its execution and delivery of the Master Repurchase Agreement, Seller shall pay Buyer a transaction fee (the "Transaction Fee") in an amount equal to $3,936,615.59 (such amount representing one and one-half percent (1.5%) of the Purchase Price).

     (g) If, prior to the first day of any Pricing Rate Period, (i) Buyer shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Rate Period, or (ii) the LIBO Rate determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to any Beneficial Purchaser (as determined and certified by such Beneficial Purchaser) of maintaining its interest in the Transaction as a LIBOR transaction during such Pricing Rate Period, Buyer or such Beneficial Purchaser shall give telecopy notice thereof to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be the Prime-Based Rate.

     (h) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Beneficial Purchaser to continue to fund or maintain its interest in the Transaction as a LIBOR transaction as contemplated by the Transaction Documents, (a) the obligation of Buyer hereunder to continue the Transaction as a LIBOR Transaction shall forthwith be terminated, and (b) the Pricing Rate shall be converted automatically to the Prime-Based Rate on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law.

     (i) Upon demand by Buyer or any applicable Beneficial Purchaser, Seller shall indemnify Buyer and each Beneficial Purchaser, and hold Buyer and each Beneficial Purchaser harmless from any net loss or expense (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by Buyer or such Beneficial Purchaser to maintain the Transaction hereunder or from fees payable to terminate the deposits from which such funds were obtained) which Buyer or such Beneficial Purchaser may actually sustain or incur as a consequence of (i) default by Seller in terminating the Transaction after Seller has given a notice in accordance with Section 3(d) of a termination of the Transaction, or (ii) any payment of the Repurchase Price or any Repurchase Price Downpayment on any day other than a Remittance Date. A certificate as to such actual costs, losses, damages and expenses, setting forth the calculations therefor, shall be submitted promptly by Buyer or such Beneficial Purchaser to Seller and shall be conclusive and binding on Seller in the absence of manifest error.

     (j) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Buyer or any Beneficial Purchaser with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

     (i) shall subject Buyer or such Beneficial Purchaser to any tax of any kind whatsoever with respect to the Transaction Documents, the Purchased Securities or the Transaction, or change the basis of taxation of payments to Buyer or such Beneficial Purchaser in respect thereof; or

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer or such Beneficial Purchaser which is not otherwise included in the determination of the LIBO Rate hereunder; or

     (iii) shall impose on Buyer or such Beneficial Purchaser any other condition;

and the result of any of the foregoing is to increase the cost to Buyer or such Beneficial Purchaser, by an amount which Buyer or such Beneficial Purchaser deems to be material, of entering into, continuing or maintaining the Transaction or to reduce any amount receivable under the Transaction Documents in respect thereof, then, in any such case, Seller shall promptly pay Buyer or such Beneficial Purchaser, upon its demand, any additional amounts necessary to compensate Buyer or such Beneficial Purchaser for such increased cost or reduced amount receivable. If Buyer or any Beneficial Purchaser becomes entitled to claim any additional amounts pursuant to this Section 3(j), it shall (in the case of a Beneficial Purchaser, directly or through Buyer) promptly notify Seller of the event by reason of which it has become so entitled. A certificate as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer or such Beneficial Purchaser to Seller and shall be conclusive and binding upon Seller in the absence of manifest error. This covenant shall survive the termination of the Agreement and the repurchase by Seller of any or all of the Purchased Securities.

     (k) If Buyer or any Beneficial Purchaser shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or such Beneficial Purchaser or any Person controlling Buyer or such Beneficial Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer's or such Beneficial Purchaser's or such Person's capital as a consequence of its obligations hereunder to a level below that which Buyer or such Beneficial Purchaser or such Person could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such Beneficial Purchaser's or such Person's policies with respect to capital adequacy) by an amount deemed by Buyer or such Beneficial Purchaser to be material, then from time to time, after submission by Buyer or such Beneficial Purchaser to Seller of a written request therefor, Seller shall pay to Buyer or such Beneficial Purchaser such additional amount or amounts as will compensate Buyer or such Beneficial Purchaser or such Person for such reduction; provided, however, that neither Buyer nor any Beneficial Purchaser shall be entitled to avail itself of the benefit of this Section 3(k) with respect to any such reduction in respect of a period occurring more than six months prior to the time Buyer or such Beneficial Purchaser first requests compensation therefor unless the circumstances giving rise to such reduction became applicable retrospectively, in which case no such time limitation shall apply so long as Buyer or such Beneficial Purchaser requests compensation for such reduction within six months after the date such circumstances became applicable). This covenant shall survive the termination of the Agreement and the repurchase by Seller of any or all of the Purchased Securities.

     (l) Each of Buyer and each Beneficial Purchaser agrees that, as promptly as practicable after the officer of Buyer or such Beneficial Purchaser responsible for administering Buyer's or such Beneficial Purchaser's interest in the Transaction becomes aware of the occurrence of an event or the existence of a condition that (i) affects Buyer or such Beneficial

Purchaser in a manner that would result in a conversion of the Pricing Rate to the Prime-Based Rate pursuant to Section 3(g) or 3(h) or (ii) would entitle Buyer or such Beneficial Purchaser to receive payments under Section 3(j) or 3(k), it will, to the extent not inconsistent with the internal policies of Buyer or such Beneficial Purchaser and any applicable legal or regulatory restrictions, use commercially reasonable efforts (x) to maintain its interest in the Transaction through another office of Buyer or such Beneficial Purchaser or (y) to take such other measures as Buyer or such Beneficial Purchaser may deem reasonable, if as a result thereof the circumstances which would result in such conversion of the Pricing Rate to the Prime Based Rate would cease to exist or such additional amounts which would otherwise be required to be paid to Buyer or such Beneficial Purchaser would be materially reduced and if, as determined by such Buyer or Beneficial Purchaser in its sole discretion, the maintaining of Buyer's or such Beneficial Purchaser's interest in the Transaction through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect the interests of Buyer or such Beneficial Purchaser in the Transaction; provided, however, that Buyer or such Beneficial Purchaser will not be obligated to utilize such other office or take such other measures pursuant to this Section 3(l) unless Seller agrees to pay all incremental expenses incurred by Buyer or such Beneficial Purchaser as a result of utilizing such other office or taking such other measures. A certificate as to the amount of any such expenses payable by Seller pursuant to this Section 3(l) (setting forth in reasonable detail the basis for requesting such amount) submitted by Buyer or such Beneficial Purchaser (directly or through Buyer) to Seller (with a copy to Buyer) shall be conclusive absent manifest error.

     (m) Neither Buyer nor any Beneficial Purchaser shall be entitled to demand indemnification or compensation by Seller pursuant to Section 3(i), (j) or (k) unless Buyer or such Beneficial Purchaser customarily demands similar indemnification or compensation from other customers of Buyer or such Beneficial Purchaser that are similarly situated to Seller and that are subject to agreements which entitle Buyer or such Beneficial Purchaser to demand such indemnification or compensation.

     (n) In the event that any Beneficial Purchaser shall give notice to Seller that such Beneficial Purchaser is affected in the manner described in clause (i) of Section 3(l) or that such Beneficial Purchaser is entitled to receive payments under Section 3(j) or 3(k), unless the circumstances which have caused such Beneficial Purchaser to be so affected or which entitle such Beneficial Purchaser to receive such payments are no longer in effect, Seller may, if such Beneficial Purchaser shall fail to withdraw such notice within five Business Days after Seller's request for such withdrawal, upon 30 days' prior written notice by Seller to Buyer and such Beneficial Purchaser, elect to cause such Beneficial Purchaser to assign its interest in the Transaction in full, at par, to a Person designated by Seller and approved by all of the Beneficial Purchasers other than such Beneficial Purchaser; provided, however, that Seller shall pay any amounts payable to such Beneficial Purchaser pursuant to Section 3(j) or 3(k) or otherwise on the date of such assignment.

     (o) If any sum payable by Seller to Buyer under the Agreement shall not be paid on the date when due (except in the case of non-payment of the Repurchase Price when due), Seller shall pay to Buyer upon demand an amount (the "Late Payment Charge") equal to four percent

(4%) of such unpaid sum or the maximum amount permitted by law, whichever is less, to defray the expenses incurred by Buyer in handling and processing such delinquent payment.

     4. EQUITY INVESTMENT; PAYDOWN of eligible debt

     The provisions of Paragraph 4 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 4:

     (a) Notwithstanding any other provision of the Agreement, Seller shall be entitled to utilize the first $10,000,000 in aggregate net proceeds of any Equity Investments to reduce the amount of outstanding principal of and accrued interest on the New Notes.

     (b) Except as otherwise provided in this Section 4 or elsewhere in this Annex I, Seller shall be entitled to utilize the proceeds of any Equity Investment (including proceeds derived from the sale of any assets purchased with the proceeds of any Equity Investment) without restriction. Notwithstanding the foregoing (but subject to Section 4(a)), if at any time CBO-2 Visible Losses exceed the Loss Threshold Amount, then, unless and until Buyer shall have been paid, from Extrinsic Funds, the amount by which CBO-2 Visible Losses exceed the Loss Threshold Amount, (i) fifty percent (50%) of the proceeds that Seller subsequently receives from any Equity Investments in an aggregate amount of $50,000,000 or less (including proceeds derived from the sale of any assets purchased with the proceeds of such Equity Investments but excluding proceeds covered by Section 4(a)) shall be paid by Seller to Buyer on account of the Repurchase Price and/or applied by Seller in reduction (by way of repayment, redemption, repurchase, defeasance or otherwise) of the outstanding principal amount of the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, and (ii) seventy-five percent (75%) of that portion of the aggregate proceeds of any Equity Investments subsequently received by Seller that exceeds $50,000,000 (including proceeds derived from the sale of any assets purchased with the proceeds of such Equity Investments but excluding proceeds covered by Section 4(a)) shall be paid by Seller to Buyer on account of the Repurchase Price and/or applied by Seller in such a reduction of the outstanding principal amount of the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock. In addition, if, after making the payments in respect of the New Notes that are permitted under Section 4(a), Seller shall elect or be obligated to use any portion of the proceeds of any Equity Investment (or any portion of the proceeds derived from the sale of any assets purchased with the proceeds of such Equity Investment), directly or indirectly, to so reduce the outstanding principal amount of the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, then the portion of the proceeds of such Equity Investment that is paid by Seller to Buyer on account of the Repurchase Price and/or applied by Seller in such a reduction of the outstanding principal amount of the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock shall be allocated, as between Buyer, on the one hand, and the holders of the New Notes and the Noteholder Preferred Stock, on the other hand, in a ratio that is no less favorable to Buyer than the Indebtedness Ratio; provided, however, that, after such time as Seller shall have made an aggregate of $10,000,000 in payments in respect of the New Notes pursuant to Section 4(a), Seller shall pay the next $5,000,000 in aggregate net proceeds of any Equity Investments to

Buyer on account of the Repurchase Price. Any amounts paid to the holder(s) of the New Notes pursuant to this Section 4(b) shall be applied to reduce the amount of outstanding principal of and accrued interest on the New Notes, and any amounts paid to the holder(s) of Noteholder Preferred Stock pursuant to this
Section 4(b) shall be applied to reduce the amount of the aggregate liquidation preference of such Noteholder Preferred Stock.

     (c) Notwithstanding any other provision of the Agreement permitting or authorizing Seller to utilize certain funds (other than Cash and Trading Assets) to reduce the amount of indebtedness owing on the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, and in addition to any other provision of the Agreement restricting payments to the holder(s) of the New Notes and/or the Noteholder Preferred Stock, if and when the sum of the aggregate outstanding principal balance owing on the New Notes plus the aggregate liquidation preference of the outstanding Noteholder Preferred Stock (excluding, however, any portion of the principal amount of the Series B Notes representing capitalized interest) shall have been reduced (whether by way of repayment, redemption, repurchase, defeasance or otherwise, and from whatever source of funds, including, by way of example only and not by way of limitation, proceeds of Equity Investments, proceeds of asset sales and cash flow from the operation of Seller's business) to $100,000,000 or less, any funds that Seller would thereafter otherwise have been permitted or authorized to use to so reduce the outstanding principal balance owing on the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, and which Seller in fact pays to Buyer on account of the Repurchase Price and/or applies in such a reduction of the outstanding principal balance owing on the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, shall be allocated, as between Buyer, on the one hand, and the holders of the New Notes and the Noteholder Preferred Stock, on the other hand, in a ratio that is no less favorable to Buyer than the Indebtedness Ratio; provided, however, that the provisions of this Section 4(c) shall not apply to any payments in respect of the New Notes or the Noteholder Preferred Stock that are expressly required by the terms of any of the following sections of the New Note Indentures as in effect on the Purchase Date (and without giving effect to any amendments thereto): 3.08(b), 3.08(c), 3.08(d) (Series A Note Indenture only), 3.08(e) (Series A Note
Indenture only), 4.07(b)(ii)(D), 4.10(b)(iv), 4.15 or 4.17 (Series A Note Indenture only). Any amounts paid to the holder(s) of the New Notes pursuant to this Section 4(c) shall be applied to reduce the amount of outstanding principal of and accrued interest on the New Notes.

     (d) Seller shall be prohibited from (i) using the proceeds of an Equity Investment to purchase a new asset, (ii) reselling such asset and (iii) applying the proceeds of such resale in a manner that Sections 4(b) and 4(c) would not have permitted the proceeds of such Equity Investment itself to have been applied.

     (e) Notwithstanding any other provision of the Agreement permitting or authorizing Seller to utilize certain funds to reduce the amount of indebtedness owing on the New Notes and/or the aggregate liquidation preference of the outstanding Noteholder Preferred Stock, and in addition to any other provision of the Agreement restricting payments to the holder(s) of the New Notes and/or the Noteholder Preferred Stock, in the event Seller shall elect to use any portion of the Cash and Trading Assets, directly or indirectly, to reduce the principal amount of the New

Notes  and/or  the  aggregate  liquidation  preference  of the  outstanding
Noteholder Preferred Stock (by way of repayment, redemption, repurchase, defeasance or otherwise), then a portion of the aggregate amount so used by Seller shall be paid to Buyer on account of the Repurchase Price such that such aggregate amount shall be allocated, as between Buyer, on the one hand, and the holders of the New Notes and the Noteholder Preferred Stock, on the other hand, in a ratio that is no less favorable to Buyer than the Indebtedness Ratio; provided, however, that the provisions of this Section 4(e) shall not apply to any payments in respect of the New Notes or the Noteholder Preferred Stock that are expressly required by the terms of any of the following sections of the New
Note Indentures as in effect on the Purchase Date (and without giving effect to any amendments thereto): 3.08(b), 3.08(c), 3.08(d) (Series A Note Indenture only), 3.08(e) (Series A Note Indenture only), 4.07(b)(ii)(D), 4.10(b)(iv), 4.15 or 4.17 (Series A Note Indenture only).

     5. INCOME AND OTHER PAYMENTS; COLLECTION ACCOUNT; CASH MANAGEMENT ACCOUNT

     The provisions of Paragraph 5 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 5:

     (a) The Collection Account shall be established at the Depository concurrently with the execution and delivery of the Master Repurchase Agreement and this Annex I by Seller and Buyer. The Collection Account shall be in the name of Seller but under the sole dominion and control of the Collateral Agent for the benefit of Buyer and the New Note Trustees, as their respective interests in such account may appear, and both Seller and Buyer shall be entitled to receive monthly statements of account from the Depository with respect to the Collection Account. Pursuant to the Security Agreement, Seller has granted the Collateral Agent security interests in the Collection Account for the benefit of Buyer and the New Note Trustees (subject to the terms of the Security Agreement and the Intercreditor Agreement). Seller shall (i) cause all Proceeds received by CMBS Corp in respect of the CBO-2 Securities held by it to be immediately dividended to CBO REIT and to be transferred to (or at the direction of) CBO REIT no later than one (1) Business Day after receipt, (ii) cause all such dividends from CMBS Corp to CBO REIT, as well as all Proceeds payable directly to CBO REIT in respect of any of the CBO-2 Securities held by it, to be immediately dividended to Seller and to be deposited directly into the Collection Account , and (iii) cause any Proceeds received directly by Seller with respect to any of the CBO-2 Securities, any Proceeds received by Seller with respect to the Purchased Securities that represent Proceeds of the CBO-2 Securities, any payments received by Seller in respect of any Hedging Transactions entered into by Seller, and such Extrinsic Funds, if any, as Seller in its sole and absolute discretion may deem appropriate, to be deposited directly into the Collection Account or otherwise to be transferred to the Collection Account no later than one (1) Business Day after receipt, and all such amounts shall be applied by the Depository in accordance with the applicable provisions of Sections 5(b), 5(c) and 5(i); provided, however, that, notwithstanding the foregoing, in the event CBO REIT or Seller shall directly receive any Proceeds in respect of the CBO-2 Securities held by CMBS Corp, Seller shall cause such Proceeds to be transferred to CMBS Corp and applied as provided in clause (i) of this Section 5(a) as if such Proceeds had been received directly by CMBS Corp in the first instance. All interest accrued on the Collection Account shall be for the benefit of Seller and shall be credited toward the balance in the Collection Account available for application in accordance with the applicable provisions of Sections 5(b), 5(c) and 5(i). Any amounts received by Seller that are required to be deposited into the Collection Account in accordance with this Section 5(a) shall, until such amounts are so deposited, be held by Seller in trust for the Collateral Agent and segregated from other funds of Seller, as collateral security for Seller's obligations under the Transaction Documents and the New Notes.

     (b) Prior to the Required Repurchase Price Downpayment having been paid in full in accordance with the applicable provisions of the Agreement, and so long as no Event of Default shall have occurred and be continuing, all amounts deposited (or required to be deposited) into the Collection Account in accordance with Section 5(a), together with all amounts transferred from the Cash Management Account into the Collection Account as required by Section 5(e), shall be applied by the Depository on each Phase I Remittance Date as follows:

     (i) first, to remit to Buyer an amount equal to the Minimum Repurchase Price Installment due and payable on such Phase I Remittance Date, which amount shall be applied in the following order: (A) first, to reduce the Price Differential as of the applicable Phase I Remittance Date to zero and (B) thereafter, to reduce the Unamortized Purchase Price;

     (ii) second, to remit to the Cash Management Account an amount equal to the CMA Shortfall, if any, as of such Phase I Remittance Date; and

     (iii) third, to remit to Buyer the remainder, if any, which amount shall be applied to reduce the Unamortized Purchase Price.

     (c) Subsequent to the Required Repurchase Price Downpayment having been paid in full in accordance with the applicable provisions of the Agreement, and so long as no Event of Default shall have occurred and be continuing, all amounts deposited (or required to be deposited) into the Collection Account in accordance with Section 5(a), together with all amounts transferred from the Cash Management Account into the Collection Account as required by Section 5(f), shall be applied by the Depository on each Phase II Remittance Date as follows:

     (i) first, to remit to Buyer an aggregate amount equal to the sum of (A) the Minimum Repurchase Price Installment due and payable on such Phase II Remittance Date plus (B) the excess of (1) the Revised Repurchase Price Installment due and payable on such Phase II Remittance Date over (2) the Minimum Repurchase Price Installment due and payable on such Phase II Remittance Date plus (C) any Carryover Repurchase Price Installment with respect to such Phase II Remittance Date plus (D) the Price Differential which has accrued and is outstanding with respect to any such Carryover Repurchase Price Installment (to the extent such Price Differential is not included in the amount described in any of clauses (A), (B) and (C) of this clause (i)), which aggregate amount shall be applied in the following order: (1) to reduce the Price Differential as of the applicable Phase II Remittance Date to zero and (2) thereafter, to reduce the Unamortized Purchase Price;

     (ii) second, to remit to the Cash Management Account an amount equal to the CMA Shortfall, if any, asof such Phase II Remittance Date; and

     (iii) third, to remit to Seller the remainder, if any.

     (d) The New Note Collection Account and the Cash Management Account shall be established at the CMA Bank concurrently with the execution and delivery of the Master Repurchase Agreement and this Annex I by Seller and Buyer. The New Note Collection Account and the Cash Management Account shall each be in the name of Seller, but the New Note Collection Account shall be under the sole dominion and control of the Collateral Agent for the benefit of Buyer and the New Note Trustees, as their respective interests in such accounts may appear, and both Seller and Buyer shall be entitled to receive monthly statements of account from the CMA Bank with respect to the New Note Collection Account and the Cash Management Account. Pursuant to the Security Agreement, Seller has granted the Collateral Agent security interests in the New Note Collection Account for the benefit of Buyer and the New Note Trustees (subject to the terms of the Security Agreement and the Intercreditor Agreement). On the date hereof, Seller shall deposit cash in an amount not less than $7.5 million into the Cash Management Account. In addition, Seller shall (i) cause all Eligible Cash
Receipts received by QRS-1 to be dividended to CBO REIT immediately upon receipt, (ii) cause all such dividends received by CBO REIT, as well as all Eligible Cash Receipts received directly by CBO REIT, to be deposited by CBO REIT into the New Note Collection Account immediately upon receipt, and (iii) cause any Eligible Cash Receipts received directly by Seller, as well as such Extrinsic Funds, if any, as Seller in its sole and absolute discretion may deem appropriate, to be deposited into the Cash Management Account immediately upon receipt; provided, however, that, notwithstanding the foregoing, in the event CBO REIT or Seller shall directly receive any Eligible Cash Receipts in respect of the CBO-1/Nomura Securities held by QRS-1, Seller shall cause such Eligible Cash Receipts to be transferred to QRS-1 and applied as provided in clause (i) of this Section 5(d) as if such Eligible Cash Receipts had been received directly by QRS-1 in the first instance. So long as no Event of Default shall have occurred and be continuing, upon deposit of any amounts into the New Note Collection Account the CMA Bank will immediately transfer such amounts to the Cash Management Account (it being understood that no Permitted Cash Payments shall be made directly out of the New Note Collection Account). Amounts deposited in or transferred to the Cash Management Account may be used by Seller, except as otherwise provided in Sections 5(g) and 5(h), to make Permitted Cash Payments, and the Net Cash Flow, if any, in the Cash Management Account as of each Remittance Date shall be remitted by Seller (or by the CMA Bank, at the direction of Seller) in accordance with the applicable provisions of Sections 5(e), 5(f) and 5(j). Nothing appearing in this Section 5(d) or elsewhere in this Annex I or any other Transaction Document shall be construed as limiting Seller's obligation to make any Minimum Repurchase Price Installment on the applicable Remittance Date, as subordinating Buyer's right to receive any Minimum Repurchase Price Installment to the right of any creditor of Seller to receive any payment owing to such creditor, or as limiting or impairing Seller's right or ability to transfer funds from the Cash Management Account to the Collection Account at such times and in such amounts as may be required under Sections 5(e)(i) and 5(f)(i). Seller shall not take or permit to be taken any action the intent or effect of which is to circumvent the requirement that all Eligible Cash

Receipts be deposited in the New Note Collection Account or the Cash Management Account, as applicable, as provided in this Section 5(d).

     (e) Prior to the Required Repurchase Price Downpayment having been paid in full in accordance with the applicable provisions of the Agreement, and so long as no Event of Default shall have occurred and be continuing, funds on deposit in the Cash Management Account as of each Phase I Remittance Date (after giving effect to any transfers of funds from the New Note Collection Account that are made or required to be made on such Phase I Remittance Date) shall be remitted by Seller (or by the CMA Bank, at the direction of Seller) on such Phase I Remittance Date as follows:

     (i) first, to remit to the Collection Account an amount equal to the lesser of (A) the Available Transfer Amount, if any, and (B) the Collection Account Shortfall, if any, as of such Phase I Remittance Date; and

     (ii) second, to remit to Buyer the excess, if any, of Net Cash Flow as of such Phase I Remittance Date over any amount remitted to the Collection Account pursuant to Section 5(e)(i) on such Phase I Remittance Date, which amount shall be applied to reduce the Unamortized Purchase Price; provided, however, that, unless Buyer shall not have received the Applicable TDA, any remittance to Buyer pursuant to this Section 5(e)(ii) shall not reduce the sum of the amounts remaining in the Cash Management Account and the New Note Collection Account below the Minimum Working Capital Balance.

     (f) Subsequent to the Required Repurchase Price Downpayment having been paid in full in accordance with the applicable provisions of the Agreement, and so long as no Event of Default shall have occurred and be continuing, funds on deposit in the Cash Management Account as of each Phase II Remittance Date (after giving effect to any transfers of funds from the New Note Collection Account that are made or required to be made on such Phase II Remittance Date) shall be remitted by Seller (or by the CMA Bank, at the direction of Seller) on such Phase II Remittance Date as follows:

     (i) first, to remit to the Collection Account an amount equal to the lesser of (A) the Available Transfer Amount, if any, and (B) the Collection Account Shortfall, if any, as of such Phase II Remittance Date; and

     (ii) second, to remit to Seller the excess, if any of Net Cash Flow as of such Phase II Remittance Date over any amount remitted to the Collection Account pursuant to Section 5(f)(i) on such Phase II Remittance Date; provided, however, that if, after application of all payments received by Buyer pursuant to Section 5(c)(i) on such Phase II Remittance Date, a Carryover Repurchase Price Installment would otherwise exist with respect to the next Phase II Remittance Date , then all Net Cash Flow that would otherwise be remitted to Seller pursuant to this Section 5(f)(ii) shall instead be remitted to Buyer and applied in the same manner as payments received by Buyer pursuant to Section 5(c)(i) until such time as Buyer shall have received remittances pursuant to this proviso in an aggregate amount sufficient to reduce the amount of such

Carryover Repurchase Price Installment to zero. Buyer's right to receive remittances on any Phase II Remittance Date pursuant to the foregoing proviso shall be in addition to, and not in lieu of, any other rights or remedies that Buyer may be entitled to exercise or enforce, under the Transaction Documents, at law or in equity, in the event the full amount of any Revised Repurchase Price Installment shall not have been received by Buyer on such Phase II Remittance Date when due.

     (g) Notwithstanding anything appearing to the contrary in Section 5(d), and in addition to any restrictions on Restricted Payments appearing in Section 5(h):

     (i) from and after the first Phase I Remittance Date until such time as the Required Repurchase Price Downpayment shall have been paid in full in accordance with the applicable provisions of the Agreement, in the event that Buyer fails to receive the Applicable TDA on any Phase I Remittance Date, Seller shall not make any Permitted Cash Payments, other than Permitted Note Payments, out of Eligible Cash Receipts subsequently deposited in or transferred to the Cash Management Account, or out of funds subsequently transferred to the Cash Management Account from the Collection Account, in each case until Buyer shall have received the Applicable TDA (it being understood that the foregoing limitation shall not restrict the ability of Seller to make Permitted Cash Payments out of the Core MWCB); and

     (ii) from and after the first Phase II Remittance Date, at any time when Buyer shall not have received the full amount of each Revised Repurchase Price Installment in respect of each Phase II Remittance Date occurring at or prior to such time, Seller shall not make any Permitted Cash Payments, other than Permitted Note Payments, out of Eligible Cash Receipts subsequently deposited in or transferred to the Cash Management Account, or out of funds transferred to the Cash Management Account from the Collection Account, in each case until Buyer shall have received the full amount of each Revised Repurchase Price Installment in respect of each Phase II Remittance Date that has occurred at or prior to the time of determination (it being understood that the foregoing limitation shall not restrict the ability of Seller to make Permitted Cash Payments out of any other funds on deposit in the Cash Management Account).

The limitations on Permitted Cash Payments set forth in clauses (i) and (ii) of this Section 5(g) are sometimes referred to in this Annex I as the "Payment Cap".

     (h) Notwithstanding anything appearing to the contrary in the definition of "Permitted Cash Payments" or elsewhere in this Annex I, and in addition to the limitations on Permitted Cash Payments set forth in Section 5(g) (it being understood that, unless otherwise expressly provided in this Section 5(h), the limitations on Restricted Payments set forth in this Section 5(h) are applicable without regard to the source of funds used (or proposed to be used) to make any Restricted Payment in question):

     (i) the aggregate amount of Restricted Payments paid to holders of the Series F Preferred Stock and Series G Preferred Stock of Seller during any twelve-month period shall not exceed $4,100,000;

     (ii) in addition to the limitations set forth in Section 5(h)(v), (A) the aggregate amount of Restricted Payments paid during any twelve-month period to holders of any Common Stock or Preferred Stock (other than the Noteholder Preferred Stock) issued to a New Equity Investor that is an Affiliate of Seller or a holder of any New Notes shall not exceed the New Equity Dividend Cap and
(B) no Restricted Payments shall be paid in respect of the Common Stock or any series of Preferred Stock, to the extent such Restricted Payments are directly or indirectly funded with Cash and Trading Assets or any Proceeds thereof, unless such Restricted Payments would be permitted under Section 4.07(b)(ii) of each New Note Indenture as in effect on the date hereof (and without giving effect to any subsequent amendments thereto);

     (iii) no Restricted Payments shall be paid in respect of the Noteholder Preferred Stock except as contemplated by clauses (ii) and (v) of the definition of "Permitted Cash Payments";

     (iv) prior to the Required Repurchase Price Downpayment having been paid in full in accordance with the applicable provisions of the Agreement, no Restricted Payments (other than Permitted Note Payments described in clause
(ii)(b) of the definition of Permitted Cash Payments) shall be paid in respect of the Common Stock or any series of Preferred Stock at any time when the funds available in the Collection Account (taking into account any funds transferred from the Cash Management Account to the Collection Account in accordance with
Section 5(e)(i) or 5(f)(i)) shall be insufficient to pay Buyer, on the next Phase I Remittance Date, the Minimum Repurchase Price Installment that will be due and payable on such Phase I Remittance Date;

     (v) if the Required Repurchase Price Downpayment shall not have been received by Buyer prior to the second (2nd) anniversary of the date hereof, then no Restricted Payments shall be paid in respect of the Common Stock or any series of Preferred Stock (other than (A) cash dividends on Common Stock or any series of Preferred Stock issued to a New Equity Investor in consideration for its New Equity Investment in an aggregate amount not to exceed the New Equity Dividend Cap, and (B) Restricted Payments in respect of any one or more series of Preferred Stock to the extent (and only to the extent) Seller shall have provided Buyer with evidence reasonably satisfactory to Buyer that payment of such Restricted Payments in respect of such Preferred Stock is required to satisfy the requirement that Seller distribute not less than a specified percentage of its real estate investment trust taxable income each year in order to maintain its status as a "real estate investment trust" for federal income tax purposes, subject in the case of both (A) and (B) to the Payment Cap) at any time from and after the second (2nd) anniversary of the date hereof until Buyer shall have received the Required Repurchase Price Downpayment; and

     (vi) if at any time CBO-2 Visible Losses shall exceed the Loss Threshold Amount, (A) irrespective of whether the Required Repurchase Price Downpayment shall theretofore have been received by Buyer, no Restricted Payments shall be paid in respect of the Common Stock or any series of Preferred Stock (other than

Restricted Payments in respect of any one or more series of Preferred Stock to the extent (and only to the extent) Seller shall have provided Buyer with evidence reasonably satisfactory to Buyer that payment of such Restricted Payments is required to satisfy the requirement that Seller distribute not less than a specified percentage of its real estate investment trust taxable income each year in order to maintain its status as a "real estate investment trust" for federal income tax purposes, subject to the Payment Cap) and (B) until such time as Buyer shall have received the Required Repurchase Price Downpayment, Seller shall pay to Buyer as a Repurchase Price Downpayment, in addition to any other Repurchase Price Downpayments required to be paid under this Annex I, all net cash flow that is excluded from the definition of "Eligible Cash Receipts" and is received by Seller or any of its Consolidated Subsidiaries in respect of any assets acquired by Seller or any of its Consolidated Subsidiaries after the date hereof (it being understood that in no event shall the net cash flow described in this clause (B) include either (1) any cash flow in respect of the Miscellaneous Assets or (2) any proceeds from the sale of any Investment Securities); provided, however, that the provisions of the foregoing clauses (A) and (B) shall cease to apply at such time as either (1) Buyer shall have been paid, from Extrinsic Funds, one or more Repurchase Price Downpayments in an aggregate amount equal to the amount by which CBO-2 Visible Losses exceed the Loss Threshold Amount, or (2) CBO-2 Visible Losses no longer exceed the Loss Threshold Amount.

     (i) If an Event of Default shall have occurred and be continuing, then from and after the date the Depository is notified of the existence of such Event of Default all amounts deposited (or required to be deposited) into the Collection Account shall be applied by the Depository, on the Business Day next following the Business Day on which such funds are deposited in the Collection Account, as follows:

     (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Business Day;

     (ii) second, to make a payment to Buyer on account of the Unamortized Purchase Price until the Unamortized Purchase Price has been reduced to zero; and

     (iii) third, to remit the remainder, if any, (A) first, to the Collateral Agent for the benefit of the New Note Trustees to the extent required under the terms of the Security Agreement and (B) thereafter, to Seller or such other Person as may be legally entitled to the same.

     (j) If an Event of Default shall have occurred and be continuing, then (X) from and after the date the CMA Bank is notified of the existence of such Event of Default, no transfers of amounts from the New Note Collection Account into the Cash Management Account shall be made without written authorization from the Collateral Agent, and (Y) all Net Cash Flow in the Cash Management Account as of each Remittance Date shall be remitted by Seller (or by the CMA Bank, at the direction of Seller) on such Remittance Date as follows:

     (i) first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date (after taking into account the application of any other payments received by Buyer on such Remittance Date);

     (ii) second, to make a payment to Buyer on account of the Unamortized Purchase Price until the Unamortized Purchase Price has been reduced to zero; and

     (iii) third, to remit the remainder, if any, (A) first, to the Collateral Agent for the benefit of the New Note Trustees to the extent required under the terms of the Security Agreement and (B) thereafter, to Seller or such other Person as may be legally entitled to the same.

     (k) Buyer's right to receive remittances pursuant to Sections 5(i) and 5(j) following the occurrence of an Event of Default shall be in addition to, and not in lieu of, any other rights or remedies Buyer may be entitled to exercise or enforce, under the Transaction Documents, at law or in equity, by reason of such Event of Default, and the receipt, acceptance or application of any such remittance shall not constitute a waiver or cure of such Event of Default.

     (l) Anything contained in the Agreement to the contrary notwithstanding, Seller shall not be required to cause CBO REIT (and CBO REIT shall not be required), directly or indirectly, to deposit into the Collection Account, the New Note Collection Account or the Cash Management Account such portion of the Proceeds received by CBO REIT (directly or through CMBS Corp or QRS-1) in respect of the CBO-2 Securities and/or the CBO-1/Nomura Securities as is necessary to enable CBO REIT to pay, in a timely manner, the annual cash dividends required to be paid by CBO REIT to the holders of its Series A Preferred Stock pursuant to Section 4.3(a) of the Articles of Incorporation of CBO REIT as in effect on the Purchase Date.

     6. SECURITY INTEREST

     The provisions of Paragraph 6 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 6:

     Buyer and Seller intend that the Transaction be a sale to Buyer of the Purchased Securities and not a loan from Buyer to Seller secured by the Purchased Securities. However, in the event the Transaction is deemed to be a loan, Seller shall be deemed to have pledged to Buyer all of its right, title, and interest in, to and under, and to have granted a security interest in favor of Buyer in, all of the following property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the "Collateral"), to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to the Transaction Documents, in each case subject only to Permitted Liens:

     (a) the Purchased Securities;

     (b) any Hedging Transactions entered into by Seller as part of the Hedging Strategy;

     (c) all books, records and files relating to any of the Collateral (but excluding any financial models or other proprietary information); and

     (d) all proceeds (as defined in the UCC) of any and all of the foregoing.

     Buyer's security interest in the Collateral shall terminate only upon termination of Seller's obligations under the Transaction Documents. For purposes of the grant of the security interest pursuant to Paragraph 6 of the Agreement, the Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the "UCC"). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, Seller, at its sole cost and expense, shall (a) execute and deliver to Buyer, for filing in such locations as Buyer may determine to be necessary to perfect and maintain the perfection and priority of the security interest granted hereby, UCC-1 financing statements and continuation statements, and (b) from time to time take such further actions as may be reasonably requested by Buyer in order to maintain and continue the perfection and priority of the security interest granted hereby.

     7. PAYMENT, TRANSFER AND CUSTODY

     The provisions of Paragraph 7 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 7:

     (a) On the Purchase Date, record ownership of the Purchased Securities shall be transferred to Buyer.

     (b) The original certificate or certificates representing the Purchased Securities, registered in the name of Buyer, shall be held by the Collateral Agent, as bailee and agent for Buyer, the Series A Trustee (for the equal and ratable benefit of the holders of the Series A Notes) and the Series B Trustee (for the equal and ratable benefit of the holders of the Series B Notes), as their respective interests may appear. Subject to the provisions of Sections 5(a) and 5(d), Seller shall be entitled to receive all cash dividends and distributions paid in respect of the Purchased Securities.

     (c) (i) Subject to the provisions of Section 7(c)(ii), Seller shall be entitled to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities. In furtherance and support of the foregoing, Buyer, in compliance with the Maryland General Corporation Law (the "MGCL"), hereby expressly grants Seller an irrevocable proxy to vote the Purchased Securities on (or consent to) all actions requiring the vote or consent of common or preferred shareholders of CBO REIT including, without limitation, the election of directors and extraordinary actions. Such proxy shall be deemed coupled with an interest and shall expire upon the satisfaction in full of the Repo Obligations and the transfer of the Purchased Securities to Seller; provided, however, that upon termination of Seller's right to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities in accordance with the provisions of Section 7(c)(ii) and upon written notice to Seller and CBO REIT, Buyer may convert such proxy into a revocable proxy and, upon written notice to Seller and CBO REIT, may revoke such proxy at anytime thereafter. All stock certificates representing or evidencing Purchased Securities shall contain a legend including the following: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY. ANY HOLDER OR TRANSFEREE OF THIS CERTIFICATE IS SUBJECT TO THE TERMS AND LIMITATIONS OF THE IRREVOCABLE PROXY SET FORTH IN THE MASTER REPURCHASE AGREEMENT (INCLUDING ALL ANNEXES THERETO) BY AND BETWEEN CRIIMI MAE INC. AND MERRILL LYNCH INTERNATIONAL, ACTING THROUGH ITS AGENT MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, DATED APRIL 17, 2001". Seller shall, at all times while the foregoing proxy shall remain in effect, exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities in a manner that does not conflict with, or result in a breach or violation of, any provision of any Transaction Document or either of the New Note Indentures.

     (ii) Anything  contained in the Agreement to the contrary  notwithstanding,
(A) if an Act of Insolvency shall have occurred with respect to Seller or any Designated Seller Affiliate (an "Insolvency Event of Default"), Seller's right to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities shall thereupon automatically terminate, without notice, demand or other requirements of any kind, all of which are hereby expressly waived by Seller, and (B) if (1) an Event of Default shall have occurred and be continuing under clause (viii) or (ix) of the first paragraph of
Section 14 (each a "Payment Event of Default"), or (2) an Event of Default other than an Insolvency Event of Default or a Payment Event of Default shall have occurred and be continuing for a period of thirty (30) consecutive days, then in either such case described in this clause (B) Buyer may, upon written notice to Seller, terminate Seller's right to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities.

     8. TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED SECURITIES

     The provisions of Paragraph 8 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 8:

     (a) Record title to all of the Purchased Securities shall pass to Buyer on the Purchase Date. Nothing in the Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Securities, but no such transaction shall (i) impair the rights of Seller under Section 7(c)(i), (ii) permit any counterparty of Buyer under such transaction to satisfy an obligation to redeliver the Purchased Securities to Buyer by delivering any other Securities in substitution therefor, or (iii) relieve Buyer of its obligation to transfer the Purchased Securities to Seller pursuant to Section 3 or Section 14(b) or its obligation to credit or pay any Proceeds of the Purchased Securities to Seller, or to apply any such Proceeds to the obligations of Seller, in accordance with the provisions of Section 5.

     (b) Notwithstanding anything to the contrary in the Agreement or any other Transaction Document, no Purchased Security shall remain in the custody of Seller or any Affiliate of Seller.

     9. SUBSTITUTION

     Paragraph 9 of the Master Repurchase Agreement (captioned "Substitution") is hereby deleted in its entirety.

     10. REPRESENTATIONS OF SELLER AND BUYER

     (a) Representations of Seller. In addition to the representations and warranties appearing in Paragraph 10 of the Master Repurchase Agreement, Seller represents and warrants to Buyer that as of the date of the Master Repurchase
Agreement:

     (i) Organization. Seller is duly incorporated, validly existing and in good standing under the laws and regulations of the state of Seller's incorporation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller's business, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Seller has the corporate power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the corporate power to execute, deliver, and perform its obligations under the Agreement and the other Transaction Documents.

     (ii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (iii) Non-Contravention. Except as set forth in Schedule 10(a)(iii) attached to this Annex I, (a) neither the execution, delivery and performance of the Transaction Documents by Seller, nor the consummation of the transactions contemplated by the Transaction Documents, will (i) violate any provision of any law or any governmental rule or regulation applicable to Seller or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Seller or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Seller or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any Contractual Obligation of Seller or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Seller or any of its Subsidiaries (other than any Liens created under any of the Transaction Documents in favor of Buyer and/or in favor of the Collateral Agent for the benefit of Buyer, the Series A Trustee (for the equal and ratable benefit of the holders of the Series A Notes) and the Series B Trustee (for the equal and ratable benefit of the holders of the Series B Notes)), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Seller or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Purchase Date and disclosed in writing to Buyer, and (b) Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to own and sell the Purchased Securities, and for the performance of its obligations under the Transaction Documents.

     (iv)  Litigation;  Compliance  With  Laws,  etc..  Except  as set  forth in
Schedule 10(a)(iv) attached to this Annex I, (a) there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Seller or any of its Subsidiaries), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are pending or, to the knowledge of Seller, overtly threatened against or affecting Seller or any of its Subsidiaries or any property of Seller or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (b) neither Seller nor any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (v) No Broker. Except as set forth in Schedule 10(a)(v) attached to this Annex I, Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of the Purchased Securities pursuant to the Transaction Documents.

     (vi) Good Title to Purchased Securities. Seller has good and marketable title to the Purchased Securities, free and clear of any Liens (other than Liens created under the Transaction Documents in favor of Buyer and Permitted Liens). Upon transfer of the Purchased Securities to Buyer in accordance with the provisions of Sections 3 and 7, Buyer shall be the record owner of the Purchased Securities and, in the event the Transaction is recharacterized as a secured financing of the Purchased Securities, Buyer shall have a valid and perfected security interest in the Purchased Securities, subject only to Permitted Liens.

     (vii) Performance of Agreements. After giving effect to the transactions contemplated by the Amended Plan, neither Seller nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual
Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

     (viii) Valid Issuance of Purchased Securities, etc. The Purchased Securities, the CMBS Corp Pledged Stock and the QRS-1 Pledged Stock have been validly issued and are fully paid and non-assessable. The Purchased Securities, the CMBS Corp Pledged Stock, the QRS-1 Pledged Stock, the CBO-2 Securities and the CBO-1/Nomura Securities (other than the CBO-1/Nomura Securities identified as "Nomura Securities" on Schedule I-B attached to this Annex I) have been offered, issued and sold in compliance with (or pursuant to an available exemption from) all applicable securities laws.

     (ix) Governmental Consents. Except as set forth in Schedule 10(a)(ix) attached to this Annex I, the execution, delivery and performance by Seller of the Transaction Documents and the consummation by Seller of the transactions contemplated by the Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     (x) Organizational Documents. Seller has delivered to Buyer copies of its Amended and Restated Articles of Incorporation and its Second Amended and

Restated Bylaws, in each case as the same will be in effect on the Purchase Date after giving effect to the filings to be made by Seller on the Purchase Date with the Secretary of State of Maryland, and Seller will provide Buyer with certified copies of such documents promptly after such filings are made.

     (xi) No Options, Warrants, etc. There are no outstanding rights, options, warrants or agreements that would entitle any Person to purchase or otherwise acquire all or any portion of the Purchased Securities, the CBO-2 Securities, the CBO-1/Nomura Securities, the CMBS Corp Pledged Stock or the QRS-1 Pledged Stock.

     (xii) Certain Federal Regulations. Seller is not (A) an "investment company," or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended, or (B) a "holding company," or a "subsidiary company of a holding company," or an "affiliate" of either a "holding company" or a "subsidiary company of a holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     (xiii) Taxes. All material tax returns and reports of Seller and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Seller and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Seller knows of no proposed tax assessment against Seller or any of its Subsidiaries which is not being actively contested by Seller or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     (xiv) ERISA. Except as set forth in Schedule 10(a)(xiv) attached to this Annex I, Seller does not have any Plans or any ERISA Affiliates and makes no contributions to any Plans or any Multiemployer Plans.

     (xv) Disclosure. Except as set forth in Schedule 10(a)(xv) attached to this Annex I, no representation or warranty of Seller or any of its Subsidiaries contained in any Transaction Document or in any other document, certificate or written statement furnished to Buyer and/or any Beneficial Purchaser by or on behalf of Seller or any of its Subsidiaries for use in connection with the transactions contemplated by the Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Seller, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Seller to be reasonable at the time made. There are no facts known to Seller (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Buyer and/or Beneficial Purchasers for use in connection with the transactions contemplated by the Agreement.

     (xvi) Financial Information. All financial data (other than projections and pro forma financial information) concerning the Purchased Securities, the CBO-2 Securities, the CBO-1/Nomura Securities, the CMBS Corp Pledged Stock or the QRS-1 Pledged Stock that has been delivered by or on behalf of Seller to Buyer and/or any Beneficial Purchaser in connection with the Transaction was, at the time so delivered, correct in all material respects, and all projections and pro forma financial information so delivered were based on good faith estimates and assumptions believed by Seller to be reasonable at the time when made. All balance sheets and statements of cash flows of Seller and its Consolidated Subsidiaries constituting part of the consolidated financial statements contained in (A) Seller's Annual Reports on Form 10-K for the years ended December 31, 1999 and December 31, 2000 and (B) Seller's Quarterly Reports on Form 10-Q for the first three quarters of the year ended December 31, 2000, in each case as filed with the Securities and Exchange Commission, were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the Seller and its Consolidated Subsidiaries as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of Seller and its Consolidated Subsidiaries for each of the periods then ended, subject, in the case of any such financial statements that are unaudited, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Seller does not have any contingent liabilities or liabilities for taxes, long-term leases or unusual forward or long-term commitments that are not reflected in the most recent such financial statements or the notes thereto and which in any such case are material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Seller and its Subsidiaries, taken as a whole.

     (xvii) No Material Adverse Change. Except as set forth in Schedule 10(a)(xvii) attached to this Annex I, since December 31, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     (b) Representations of Buyer. In addition to the representations and warranties appearing in Paragraph 10 of the Master Repurchase Agreement, Buyer represents and warrants to Seller that as of the date of the Master Repurchase
Agreement:

     (i) Beneficial Ownership. As of the Purchase Date, (A) neither Buyer nor the DB Co-Purchaser has the stock ownership described in section 542(a) of the Code and (B) if Buyer and the DB Co-Purchaser were considered to be the owners of the Purchased Securities for federal income tax purposes, then CBO REIT would satisfy the requirements of section 856(a)(6) of the Code.

     (ii) Investment Intent. It is purchasing the Purchased Securities for investment only and with no view to a distribution of the Purchased Securities, and it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 or a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act of 1933.

     (iii) Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Buyer, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     (iv) Non-Contravention. Neither the execution, delivery and performance of the Transaction Documents by Buyer, nor the consummation of the transactions contemplated by the Transaction Documents, will (i) violate any provision of any law or any governmental rule or regulation applicable to Buyer or any order, judgment or decree of any court or other agency of government binding on Buyer, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any Contractual Obligation of Buyer. Buyer has all necessary licenses, permits and other consents from Governmental Authorities necessary for the performance of its obligations under the Transaction Documents.

     11. NEGATIVE COVENANTS OF SELLER

     Seller agrees that, from the date hereof until the Transaction is terminated and the Agreement is no longer in force, Seller shall not, and shall not permit any of its Subsidiaries to:

     (a) take any action that would impair the value or marketability of the Purchased Securities or be inconsistent with, or result in a violation of, any provision of any of the Transaction Documents;

     (b) directly or indirectly sell, transfer, assign or otherwise dispose of, or create, incur or permit to exist any Lien upon, any interest in the Collateral to or for the benefit of any Person other than Buyer (other than Permitted Liens), or engage in repurchase transactions or similar transactions with respect to the Purchased Securities with any Person other than Buyer;

     (c) unless otherwise expressly permitted by the Agreement, directly or indirectly assign or transfer any revenues, receipts or assets of Seller or any of its Consolidated Subsidiaries to CMSLP or the AIM Funds; provided, however, that the provisions of this clause (c) shall not apply to payments made by Seller or any of its Consolidated Subsidiaries to CMSLP for services rendered by CMSLP pursuant to any arm's-length transaction entered into in the ordinary course of business;

     (d) modify or amend any of the constituent documents (i) of Seller in a manner that could reasonably be expected to have a Material Adverse Effect or that would otherwise be inconsistent with or result in a violation of any of the terms of the Transaction Documents or (ii) of any Designated Seller Affiliate without the prior written consent of Buyer in each instance;

     (e) modify or amend the terms of the New Note Indentures or the New Notes or the Noteholder Preferred Stock, or any of them, so as to (i) change the scheduled maturity thereof (or so as to give any holder thereof any additional right to accelerate the maturity thereof or require full or partial prepayment thereof prior to the occurrence of an event of default thereunder) to a date earlier than the fifth (5th) anniversary of the date hereof (in the case of the Series A Notes) or the sixth (6th) anniversary of the date hereof (in the case of the Series B Notes) without the prior written consent of Buyer or (ii) without limiting the generality of the immediately preceding clause (i), provide for any mandatory prepayment, redemption, repurchase or defeasance of any of the New Notes or any Noteholder Preferred Stock other than those provided for in the following sections of the New Note Indentures as in effect on the Purchase Date (and without giving effect to any amendments thereto): 3.08(b), 3.08(c), 3.08(d) (Series A Note Indenture only), 3.08(e) (Series A Note Indenture only), 4.07(b)(ii)(D), 4.10(b)(iv), 4.15 and 4.17 (Series A Note Indenture only);

     (f) consent or assent to any amendment, modification or termination of any Securitization Document directly or indirectly relating to any of the CBO-2 Securities or the CBO-1/Nomura Securities (in each case other than a purely ministerial amendment or modification);

     (g) enter into, modify, amend or terminate any Hedging Transaction without the prior written consent of Buyer (which consent shall not be unreasonably withheld to the extent so provided in Section 12(d));

     (h) (i) make any  principal  payment on the New Notes in  contravention  of
Section 4, or (ii)  regardless  of whether such action shall be permitted  under
Section 4, repurchase, redeem, purchase or otherwise acquire any New Notes or any shares of Noteholder Preferred Stock unless such New Notes or shares of Noteholder Preferred Stock are promptly cancelled;

     (i) declare or pay any Restricted Payments in respect of the Common Stock or any series of Preferred Stock in contravention of Section 5(g) or 5(h) or the definition of "Permitted Cash Payments" contained in this Annex I or any other applicable provision of the Agreement;

     (j) in the case of CBO REIT, (i) issue any stock or other securities in addition to, in substitution for, upon conversion or exchange of, or otherwise in respect of, the Purchased Securities, in each case unless such stock or other securities (A) are issued to the Collateral Agent, as agent for Buyer and as collateral agent for the New Note Trustees (for the benefit of the holders of the New Notes), and (B) are issued in certificated form, (ii) engage in any business other than as provided for in its Articles of Incorporation as in effect on the Purchase Date, or (iii) fail to comply with the "corporate separateness" provisions of its Articles of Incorporation as in effect on the Purchase Date; or

     (k) in the case of CMBS Corp or QRS-1, (i) directly or indirectly sell, transfer, assign or otherwise dispose of, or create, incur or permit to exist any Lien upon, any interest in any of the CBO-2 Securities or CBO-1/Nomura Securities held by it to or for the benefit of any Person, (ii) engage in any business other than as provided for in its Articles of Incorporation as in effect on the Purchase Date, or (iii) fail to comply with the "corporate separateness" provisions of its Articles of Incorporation as in effect on the Purchase Date.

     12. AFFIRMATIVE COVENANTS OF SELLER

     Seller agrees that, from the date hereof until the Transaction is terminated and the Agreement is no longer in force:

     (a) Seller shall give Buyer prompt written notice of the occurrence of any event or the existence of any condition that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; provided, however, that no such notification shall relieve Seller of any of its obligations under the Agreement. Any such notice shall specify the nature and period of existence of such event or condition and what action Seller has taken, is taking and proposes to take with respect thereto.

     (b) Seller, at its sole expense and promptly upon request by Buyer, shall execute all such documents and instruments and take all such further actions as may be necessary or, in the reasonable opinion of Buyer, desirable in order to
(i) defend the record ownership of Buyer and the beneficial ownership of Seller in respect of the Purchased Securities against the claims and demands of all Persons (other than Permitted Liens) or (ii) perfect and protect the precautionary or "backstop" security interest granted to Buyer in the Collateral in the event the Transaction is recharacterized as a secured financing.

     (c) Seller shall give Buyer written notice of the occurrence of any Default or Event of Default as soon as possible, but in no event later than the first
(1st) Business Day after obtaining actual knowledge thereof; provided, however, that no such notification shall relieve Seller of any of its obligations under the Agreement. Any such notice shall specify the nature and period of existence of such Default or Event of Default and what action Seller has taken, is taking and proposes to take with respect thereto.

     (d) Seller shall enter into (or cause the appropriate Designated Seller Affiliate to enter into) one or more Hedging Transactions reasonably acceptable to Buyer and Seller. Seller shall instruct in writing all counterparties on any such Hedging Transactions entered into by Seller or a Designated Seller Affiliate to recognize Buyer as the sole pledgee of such Hedging Transactions, and shall execute all documents necessary and desirable to effect the foregoing.

     (e) Seller shall promptly (and in any event not later than two (2) Business Days following receipt thereof by Seller or any of its Subsidiaries) deliver to Buyer a copy of (i) any written notice of the occurrence of an event of default under any Securitization Document relating to any of the CBO-2 Securities or the CBO-1/Nomura Securities, (ii) unless otherwise instructed by Buyer in writing, any material report received by or required to be delivered by Seller or any of its Subsidiaries pursuant to any such Securitization Document (other than any such reports included in the monthly reporting package referred to in Section 12(h)(iv), and (iii) unless otherwise instructed by Buyer in writing, any written notice of transfer of servicing and/or special servicing under any such Securitization Document (other than any such transfer of servicing and/or special servicing to CMSLP).

     (f) Seller shall permit, and shall cause each of its Subsidiaries (other than the AIM Funds) to permit, Buyer or its designated representative to inspect any records of Seller or such Subsidiary with respect to the CBO-2 Securities or the CBO-1/Nomura Securities or the conduct and operation of Seller's or such Subsidiary's business upon two (2) Business Days' notice (or such shorter notice as may be reasonable under the circumstances) from Buyer or its designated representative, and to copy and take extracts from any and all thereof, at such reasonable times during normal business hours and as often as may reasonably be requested.

     (g) If, notwithstanding the provisions of Section 12(j), Seller shall at any time become entitled to receive or shall receive any stock or securities of CBO REIT in addition to, in substitution for, upon conversion or exchange of, or otherwise in respect of, the Purchased Securities, Seller shall accept the same as agent for Buyer and the Collateral Agent, shall hold the same in trust for Buyer and the Collateral Agent, shall cause the same to be registered in the name of Buyer and shall deliver the same forthwith to the Collateral Agent, to be held by the Collateral Agent in the same capacity and for the same purposes as it holds the Purchased Securities on the date hereof.

     (h) Seller shall provide, or cause the appropriate Designated Seller Affiliate to provide, Buyer and each Beneficial Purchaser with the following financial and reporting information:

     (i) As soon as available and in any event within forty-five (45) days after the last day of each of the first three fiscal quarters in any fiscal year of Seller, a consolidated balance sheet of Seller and its Consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and cash flows of Seller and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year of Seller to the end of such fiscal quarter, all prepared in reasonable detail and in accordance with GAAP and certified by the chief financial officer of Seller that they fairly present, in all material respects, the financial condition of Seller and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes; provided that, so long as Seller shall be required to file a quarterly report on Form 10-Q with the Securities and Exchange Commission, the obligations of Seller under this Section 12(h)(i) shall be satisfied if Seller delivers to Buyer a copy of said filing on Form 10-Q concurrently with the filing thereof with the Securities and Exchange Commission;

     (ii) As soon as available and in any event within ninety (90) days after the last day of each fiscal year of Seller (or, in the case of fiscal year 2000, no later than April 16, 2001), (A) a consolidated balance sheet of Seller and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows of Seller and its Consolidated Subsidiaries for such fiscal year, all prepared in reasonable detail and in accordance with GAAP and certified by the chief financial officer of Seller that they fairly present, in all material respects, the financial condition of Seller and its Consolidated Subsidiaries as at the date indicated and the results of their operations and their cash flows for the period indicated, and (B) except in the case of such consolidated financial statements for the fiscal year ended December 31, 2000 (in which case such report may be qualified in the manner disclosed to Buyer in writing on April 12, 2001), an unqualified report thereon by a nationally-recognized independent certified public accounting firm; provided that, so long as Seller shall be required to file an annual report on Form 10-K with the Securities and Exchange Commission, the obligations of Seller under this Section 12(h)(ii) shall be satisfied if Seller delivers to Buyer a copy of said filing on Form 10-K concurrently with the filing thereof with the Securities and Exchange Commission;

     (iii) Within forty-five (45) days after the last day of each calendar quarter in any fiscal year of Seller, an officer's certificate from Seller addressed to Buyer certifying that, as of the last day of such calendar quarter and as of the date of such certificate, (A) no condition or event existed or exists that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Seller has taken, is taking and proposes to take with respect thereto, and (B) CBO REIT had and has no liabilities of any nature whatsoever, whether liquidated or unliquidated, contingent or matured, including without limitation any liabilities with respect to any federal, state or local taxes of any nature, or if any such liabilities existed or exist, specifying the nature and amount thereof and what action Seller has taken, is taking and proposes to take with respect thereto; provided, however, that the delivery of such certificate shall not relieve Seller of any of its obligations under the Agreement;

     (iv) Within fifteen (15) days after the end of each calendar month, a monthly reporting package containing all information set forth on Exhibit II attached hereto, including without limitation (A) calculations of Appraisal Reductions and Realized Losses (as such terms are defined in the definition of "CBO-2 Visible Losses") in respect of all applicable mortgage loans underlying any of the CBO-2 Securities, including without limitation any such mortgage loan with respect to which the Securitization Document for the securitization transaction relating to such mortgage loan does not contain definitions of "Appraisal Reduction" and "Realized Losses" (or comparable terms) and therefore does not require a determination of such amounts (in which case Seller shall use its best efforts to (1) cause such amounts to be determined as promptly as possible by the applicable master servicer or special servicer with respect to such mortgage loan and to be reported to Seller for inclusion in such monthly reporting package or (2) (x) obtain the information necessary to make such determination as promptly as possible from such master servicer or special servicer and (y) make such determination for inclusion in such monthly reporting package) and (B) a calculation of CBO-2 Visible Losses as of the end of such calendar month (based on the most recent information available to Seller and its Subsidiaries at the time of determination);

     (v) When and to the extent such information shall be made available to the general public, all publicly filed financial information with respect to Seller (to the extent not provided under any other clause of this Section 12(h), including, without limitation, Seller's quarterly and annual reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K, respectively, and all press releases and other statements made available generally by Seller or any of its Subsidiaries to the public concerning material developments in the business of Seller or any of its Subsidiaries;

     (vi) (A) Not  later  than  December  1 of each  fiscal  year of  Seller,  a proposed annual operating budget (the "Proposed Budget") for Seller and its Consolidated Subsidiaries for the next succeeding fiscal year (the "Budget Year") setting forth, in form and level of detail reasonably acceptable to
Buyer, the general operating and administrative expenses of Seller and its Consolidated Subsidiaries for each fiscal quarter of the Budget Year; provided, however, that the Proposed Budget shall not constitute the "Approved Operating Budget" for the Budget Year unless and until the Proposed Budget shall have been approved in writing by Buyer (such approval not to be unreasonably withheld); provided further, however, that Buyer shall be deemed to have approved the
Proposed Budget if (1) the aggregate annual amount of general operating and administrative expenses of Seller and its Consolidated Subsidiaries set forth in the Proposed Budget does not exceed 105% of the corresponding aggregate annual amount set forth in the Approved Operating Budget for the fiscal year
immediately   preceding   the  Budget  Year  (prior  to  giving
effect to any modifications to such Approved Operating Budget pursuant to clause (B) of this Section 12(h)(vi)), (2) Seller shall have delivered to Buyer, together with the Proposed Budget, a certificate of the chief financial officer of Seller setting forth calculations (which shall include, to the extent relevant, the projected revenues of Seller and its Consolidated Subsidiaries for the Budget Year) demonstrating that, based on the Proposed Budget, Buyer will receive an aggregate amount of Repurchase Price Downpayments equal to not less than the Applicable TDA on or before each Phase I Remittance Date during the Budget Year, and (3) Buyer does not notify Seller in writing within ten (10) calendar days after receipt of the Proposed Budget that it has determined (which determination shall be made in the exercise of Buyer's good faith business judgment) that the assumptions utilized by Seller in preparing the certificate referred to in the immediately preceding clause (2) and the related calculations are not reasonably supportable; and

     (B) Prior to incurring general operating and administrative expenses during any fiscal quarter (the "Current Fiscal Quarter") of any fiscal year of Seller (the "Current Fiscal Year") that would cause the cumulative aggregate amount of general operating and administrative expenses incurred by Seller and its Consolidated Subsidiaries during the Current Fiscal Quarter to exceed the corresponding cumulative aggregate amount set forth in the Approved Operating Budget in effect for the Current Fiscal Year (after giving effect to any modifications to such Approved Operating Budget pursuant to this clause (B)), Seller shall prepare and deliver to Buyer and each Beneficial Purchaser a proposed modification to the Approved Operating Budget for the Current Fiscal Year that would provide for such increase in general operating and administrative expenses; provided, however, that such proposed modification shall not be effective for purposes of the definition of "Approved Operating Budget" unless and until such proposed modification shall have been approved in writing by Buyer (such approval not to be unreasonably withheld); provided further, however, that Buyer shall be deemed to have approved such proposed modification if such proposed modification would not cause the aggregate amount of general operating and administrative expenses of Seller and its Consolidated Subsidiaries for the Current Fiscal Year to exceed 105% of the corresponding amount set forth in the Approved Operating Budget for the Current Fiscal Year (prior to giving effect to any modifications to such Approved Operating Budget pursuant to this clause (B)); and

     (vii) With reasonable promptness, such other information and data with respect to Seller or any of its Subsidiaries (including without limitation any Designated Seller Affiliate or CMSLP), the CBO-2 Securities or the CBO-

1/Nomura Securities as from time to time may be reasonably requested by Buyer or any Beneficial Purchaser.

     (i) Seller shall, and shall cause each of its Subsidiaries to, (i) at all times comply in all material respects with all laws, rules, regulations and orders of any governmental authority having jurisdiction over Seller or any of its Subsidiaries or any of their respective assets and (ii) do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, all licenses material to its business and, if applicable, its status as a "real estate investment trust" for federal income tax purposes.

     (j) Seller shall at all times maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Seller's consolidated financial statements in conformity with GAAP.

     (k) Seller shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, in each case prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) such charge or claim does not result in a Lien upon the Purchased Securities, any of the CBO-2 Securities, any of the CBO-1/Nomura Securities, the CMBS Corp Pledged Stock or the QRS-1 Pledged Stock.

     (l) Seller shall advise Buyer in writing of any change in its name or its chief executive office, the name or chief executive office of any Designated Seller Affiliate, or the places where the books and records pertaining to the Purchased Securities, the CBO-2 Securities, the CBO-1/Nomura Securities, the CMBS Corp Pledged Stock and the QRS-1 Pledged Stock are maintained, in each case not less than ten (10) Business Days prior to taking any such action.

     (p) Seller will take all such actions as may be legally permissible in order to ensure that (i) CMBS Corp declares and pays all dividends contemplated by clause (i) of Section 5(a), in the amounts and at the times so contemplated, and (ii) QRS-1 declares and pays all dividends contemplated by clause (i) of
Section 5(d), in the amounts and at the times so contemplated.

     13. SPECIAL SERVICING RIGHTS; REIT TAX MATTERS

     (a) Buyer and Seller hereby acknowledge and agree that, so long as Seller shall be entitled to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities as provided in Section 7(c)(i), Seller shall be entitled, through its resultant control of each Designated Seller Affiliate, to continue to appoint the Person or Persons (each, for purposes of this Section 13, a "Special Servicer") that will exercise all special servicing rights with respect to all mortgage loans underlying the

CBO-2 Securities and the CBO-1/Nomura Securities;  provided,  however, that
(i) each Person appointed by Seller to act as a Special Servicer shall be an Approved Servicer at the time of such appointment and (ii) if at any time any Special Servicer shall cease to be an Approved Servicer, Seller shall promptly take all such actions as may be necessary to replace such Special Servicer with a Special Servicer that qualifies as an Approved Servicer.

     (b) Buyer and Seller hereby further acknowledge and agree that, if Buyer shall have terminated Seller's right to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities pursuant to Section 7(c)(ii), Buyer's resultant control of each Designated Seller Affiliate shall entitle Buyer, subject to compliance with applicable corporate law and the terms and conditions of the relevant Securitization Documents relating to the CBO-2 Securities and the CBO-1/Nomura Securities, to take all actions necessary to appoint and/or give directions to each Special Servicer. In furtherance and support of the foregoing, (i) in the event of such a termination of Seller's right to exercise all voting and other corporate rights and powers of ownership with respect to the Purchased Securities, Seller shall promptly execute and deliver all such documents and instruments and take all such other actions as may be reasonably requested by Buyer in connection with Buyer's appointment of, and/or the exercise of its right to direct, any Special Servicer, and (ii) Seller hereby irrevocably appoints Buyer as such Seller's attorney-in-fact, with full authority in the place and stead of Seller and in the name of such Seller, Buyer or otherwise, from time to time in Buyer's discretion to take any action and to execute any instrument that Buyer may reasonably deem necessary to accomplish the purposes of this Section 13(b).

     (c) Seller shall not, and shall not permit any of its Subsidiaries to, take any action (including the failure to act), whether with respect to Seller, any Designated Seller Affiliate, the CBO-2 Securities, the CBO-1/Nomura Securities or otherwise, that would result in (A) CBO REIT failing to qualify as a REIT for any calendar year during which the Agreement is in effect, (B) CMBS Corp., QRS-1, CRIIMI MAE Commercial Mortgage Trust 1996-C1, and/or CRIIMI MAE Commercial Mortgage Trust 1998-C1 ceasing to be a qualified REIT subsidiary of CBO REIT, or (C) CBO REIT or any of its Subsidiaries being subject to any federal income tax under sections 857(b)(1) or 11(a) of the Code, or to any excise tax under section 4981 of the Code.

     14. EVENTS OF DEFAULT; REMEDIES

     Paragraph 11 of the Master Repurchase Agreement is amended by the deletion of clauses (i), (iii) and (iv) in the first paragraph thereof and the addition of the following at the end of the first paragraph thereof before the phrase "(each an `Event of Default')":

     (viii) Seller for any reason fails to pay (A) the Minimum Repurchase Price Installment that is due and payable on any Remittance Date or (B) the Repurchase Price on any Early Repurchase Date;

     (ix) Seller fails to pay (A) the Transaction Fee on the date when due under
Section 3(f) or (B) any Extension Fee on the date when due under Section 3(e);

     (x) Seller (A) fails to pay any Late Payment Charge on the date when due under Section 3(o), (B) fails to pay any amount owed to Buyer or any Beneficial Purchaser under Section 3(i), 3(j) or 3(k) or Section 19, (C) fails to pay any amount owed to Buyer under Section 19 or Section 20(d), or (D) fails to pay any amount owed by Seller under any of the Transaction Documents other than the Agreement, which failure in each case is not remedied within five (5) Business Days or, in the case of a failure described in clause (D), such longer period of time, if any, as may be specified in the applicable Transaction Document;

     (xi) Seller (A) fails to deliver any Proposed Budget to Buyer in a timely manner pursuant to Section 12(h)(vi)(A), or (B) fails to perform or comply with any other term or provision contained in Section 12(h) (other than clause (v) thereof) and such failure continues for more than five (5) Business Days after written notice thereof is given by Buyer to Seller;

     (xii) Seller breaches any of the covenants appearing in Section 11(other than Section 11(a));

     (xiii) A Change of Control occurs;

     (xiv) An Act of Insolvency occurs with respect to (A) any Designated Seller Affiliate or (B) any other Subsidiary of Seller (other than the AIM Funds);

     (xv) A final judgment by any competent court in the United States of America for the payment of money in an amount greater than $1 million (exclusive of any amount that is adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) is rendered against Seller or any of its Subsidiaries (other than the AIM Funds) and remains undischarged, unpaid, unvacated, unbonded or unstayed for a period of thirty
(30) consecutive days;

     (xvi) The Transaction Documents, for any reason other than the recharacterization of the Transaction as a secured financing, shall not be effective to cause, or shall cease to cause, Buyer to be the owner of the Purchased Securities, free of any adverse claim other than Permitted Liens and the rights of Seller under the Agreement;

     (xvii) Assuming, for purposes of this clause (xvii), that the Transaction shall have been recharacterized on and as of the Purchase Date as a secured financing, Buyer shall, at any time on or after the Purchase Date, and for any reason, fail or cease to have a valid and perfected security interest in the Purchased Securities, subject to no Lien of equal or greater priority other than (subject to the provisions of the Intercreditor Agreement) the security interest created pursuant to the Security Agreement in favor of the Collateral Agent for the benefit of the New Trustees;

     (xviii) Seller or any of its Subsidiaries (other than the AIM Funds) (a) fails to pay when due any amounts owed by Seller or such Subsidiary in respect of any one or more of the following items: any indebtedness for borrowed money (including, without limitation, the indebtedness evidenced by the New Notes), any deferred purchase price obligation (other than trade payables incurred in the ordinary course of business), any capitalized lease obligation, any Hedging Transaction, any other obligation evidenced by a note or similar written instrument, or any obligation in the nature of a guaranty of any of the foregoing (collectively, "Indebtedness"), if the aggregate principal amount of all such items of Indebtedness in respect of which Seller and its Subsidiaries have failed to pay any such amounts when due equals or exceeds $1 million, or
(b) fails to observe or perform any other material terms of any agreements or instruments relating to one or more items of Indebtedness, if the effect of such failure to observe or perform is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, Indebtedness in an aggregate principal amount equal to or greater than $1 million to become or be declared due and payable prior to its stated maturity (or, in the case of any such Indebtedness in the nature of a guaranty, the stated maturity of the underlying obligation), whether upon the giving or receiving of notice or the lapse of time or otherwise; or

     (xix) Seller or Buyer breaches or fails to perform any of the terms, covenants, obligations or conditions of the Transaction Documents, other than as specifically otherwise referred to in this definition of "Event of Default", and such breach or failure to perform continues unremedied for fifteen (15) Business Days after written notice to Seller or Buyer from the non-defaulting party or its successors or assigns.

Furthermore, subparagraphs (a) - (i) of Paragraph 11 of the Master Repurchase Agreement are hereby deleted in their respective entireties and replaced with Sections 14(a) and 14(b) below:

     (a) If an Event of Default shall occur with respect to Seller, the following rights and remedies shall be available to Buyer:

     (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the "Accelerated Repurchase Date")

     (ii) If Buyer exercises or is deemed to have exercised the option referred to in Section 14(a)(i):

     (A) Seller's obligations hereunder to repurchase all of the Purchased Securities shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

     (B) Price Differential shall continue to accrue in respect of the Unamortized Purchase Price and, to the extent permitted by applicable law, any unpaid Price Differential as of the Accelerated Repurchase Date, and to be added to the Repurchase Price until the Repurchase Price shall have been paid in full.

     (iii) Upon the occurrence and during the continuation of an Event of Default with respect to Seller, Buyer may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner), at such price or prices as Buyer may reasonably deem satisfactory, any or all of the Purchased Securities or (B) in its sole discretion elect, in lieu of selling all or a portion of the Purchased Securities, to retain the Purchased Securities and give Seller credit for the Purchased Securities in an amount equal to the Market Value (as hereinafter defined) of the Purchased Securities against the
Repurchase Price and any other amounts then owing by Seller under the Transaction Documents, with any excess being paid to Seller to the extent provided below. The proceeds of any disposition of any Purchased Securities effected pursuant to clause (A) of this Section 14(a)(iii), and the amount credited to Seller for the Market Value of any Purchased Securities in accordance with clause (B) of this Section 14(a)(iii), shall in each case be applied (v) first, to the reasonable costs and expenses incurred by Buyer in connection with Seller's default and the sale of the Purchased Securities; (w) second, to the New Note Lien Amount (as hereinafter defined) in order to obtain the release of the Lien on the Purchased Securities in favor of the Collateral Agent for the benefit of the New Note Trustees; (x) third, to any unpaid Price Differential; (y) fourth, to the Unamortized Purchase Price; and (z) fifth, within five (5) Business Days after the application of all amounts described in the foregoing clauses (v) through (y), to pay the balance to Seller or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct. As used in this Section 14(a)(iii) and in
Section 14(a)(vii), (1) "Market Value" shall mean, with respect to the Purchased Securities as of any relevant date, the value of the Purchased Securities as determined pursuant to the procedures set forth in Schedule I-F attached to this Annex I, and (2) "New Note Lien Amount" shall mean, as of any relevant date, the amount, determined in accordance with the procedures set forth in Schedule I-F attached to this Annex I, that is required to be paid to the Collateral Agent in order to obtain the release of the Lien on the Purchased Securities in favor of the Collateral Agent for the benefit of the New Note Trustees.

     (iv) The parties recognize that, in the event Buyer elects to sell any or all of the Purchased Securities in the manner contemplated by clause (A) of
Section 14(a)(iii), it may not be possible to purchase or sell all of the Purchased Securities on a particular Business Day, or in a transaction with the same purchaser, or in the same manner, because the market for the Purchased Securities may not be liquid. In view of the nature of the Purchased Securities, the parties agree that liquidation of the Purchased Securities does not require a public purchase or sale and that a good faith private purchase or sale (to the extent that it is otherwise conducted in a commercially reasonable manner) shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Securities, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Securities on the occurrence of an Event of Default or to liquidate all of the Purchased Securities in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

     (v) Seller shall be liable to Buyer for (A) the amount of all reasonable expenses, including reasonable legal fees and expenses, incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller, and (B) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.

     (vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable law (including without limitation, if the Transaction is recharacterized as a secured financing, the rights and remedies of a secured party under the UCC), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Securities against all of Seller's obligations to Buyer under the Transaction Documents, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency.

     (vii)  Except as  otherwise  specifically  provided  in clause  (B)(ii)  of
Section 7(c)(ii), Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default, and at any time thereafter so long as an Event of Default shall be continuing, without notice to Seller; provided, however, that, in the event Buyer elects to retain the Purchased Securities in the manner contemplated by clause (B) of Section 14(a)(iii), Buyer shall not be entitled to sell or otherwise dispose of any of the Purchased Securities or any of the CBO-2 Securities or the CBO-1/Nomura Securities until such time as (a) the Market Value and the New Note Lien Amount have been determined in accordance with Schedule I-F attached to this Annex I,
(b) Buyer shall have given credit to Seller for the Market Value in the manner provided in Section 14(a)(iii) (including without limitation the deduction of the New Note Lien Amount therefrom pursuant to clause (w) of Section 14(a)(iii)), and (c) if applicable, Buyer shall have paid (or shall concurrently pay) to Seller any amount required to be paid to Seller pursuant to clause (z) of Section 14(a)(iii). All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which Buyer may have.

     (viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process in connection with the disposition of any or all of the Purchased Securities or from any other election of remedies. Seller recognizes that such nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

     (b) If an Event of Default occurs with respect to Buyer, the following rights and remedies shall be available to Seller:

     (i) Upon tender by Seller of payment of the aggregate Repurchase Price for all Purchased Securities, all of Buyer's right, title and interest in the Purchased Securities shall be deemed transferred to Seller, and Buyer shall instruct the Collateral Agent to deliver the Purchased Securities to Seller upon Buyer's receipt of such payment; provided, however, that if the Purchased Securities are then subject to a Lien in favor of the Collateral Agent for the benefit of the New Note Trustees, any further disposition of the Purchased Securities shall be governed by the agreements between Seller and the Collateral Agent (in its capacity as agent for the New Note Trustees) with respect thereto.

     (ii) Buyer shall be liable to Seller for (A) the amount of all expenses, including reasonable legal fees and expenses, incurred by Seller in connection with or as a consequence of an Event of Default with respect to Buyer, and (B) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Buyer.

     (iii) Seller shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable law, in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Seller shall be entitled to the remedy of specific performance to enforce Buyer's obligation to deliver the Purchased Securities to Seller pursuant to Section 14(b)(i).

     15. NOTICES AND OTHER COMMUNICATIONS

     The provisions of Paragraph 13 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 15:

     Unless another address is specified in writing by the party to whom any written notice or other communication is to be given hereunder, all notices or communications to either party shall be in writing or confirmed in writing and delivered to the address for such party specified in Annex II to the Master Repurchase Agreement; provided, however, that, until such time as Seller shall have received written notice from the DB Co-Purchaser that it is no longer a party to the Co-Purchaser Agreement, Seller shall deliver to the DB Co-Purchaser (at the address specified for the DB Co-Purchaser in Annex II to the Master Repurchase Agreement), concurrently with the delivery thereof to Buyer, a copy of each notice or other written communication delivered to Buyer hereunder. All demands, notices and communications hereunder shall be deemed to have been duly given if mailed, by overnight courier, registered or certified mail, return receipt requested, or, if by other means, when received by the other party. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressees (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

     16. ASSIGNABILITY

     The provisions of Paragraph 15 of the Master Repurchase Agreement are hereby modified and superseded in their respective entireties by the following provisions of this Section 16:

     (a) The rights and obligations of Seller under the Transaction Documents may not be assigned without the prior written consent of Buyer. Buyer or any Beneficial Purchaser may assign its rights and obligations under the Transaction Documents or the Co-Purchaser Agreement without the consent of Seller; provided that Buyer or such Beneficial Purchaser shall give Seller written notice of any such assignment no later than the time of consummation thereof. Any such assignment shall not modify or affect in any manner the rights or obligations of any non-assigning party under the Transaction Documents. In the event of any assignment of any of the rights and obligations originally held by Buyer under the Agreement (other than an assignment of all or any portion of Buyer's beneficial interest in the Purchased Securities and its rights under the Agreement that is effected pursuant to the Co-Purchaser Agreement), (i) the assignee shall be deemed to be a party to the Agreement to the extent of the rights and obligations assigned to it and (ii) the assignor shall be relieved of its obligations under the Agreement to the extent so assigned and, in the event of an assignment of all of its rights and obligations under the Agreement, such assignor shall cease to be a party to the Agreement; provided, however, that in each such case (x) the assignor shall remain bound by the provisions of Section 20(e), and (y) the assignor shall not be relieved of liability for any material misrepresentations that it made while a party to the Agreement.

     (b) Any Beneficial Purchaser shall be entitled to issue one or more participation interests with respect to the Transaction; provided, however, that
(i) in any dealings with Seller in connection with the Transaction, each Beneficial Purchaser shall act as exclusive agent for all such participants which have purchased any such participation interests from it, and (ii) Seller shall not be obligated to deal directly with any party other than Buyer, the
Collateral   Agent  and  the  Beneficial   Purchasers  in  connection  with  the
Transaction.

     (c) Subject to the foregoing, the Transaction Documents and the Transaction shall be binding upon and shall inure to the benefit of Buyer, Seller, the Beneficial Purchasers and their respective successors and permitted assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents, the Beneficial Purchasers and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

     17. consent to jurisdiction; waiver of jury trial

     (a) Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or the Transaction and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

     (b) Each party hereby irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 17 shall affect the right of Buyer or Seller to serve legal process in any other manner permitted by law or affect the right of Buyer or Seller to bring any action or proceeding against the other such party or its property in the courts of other jurisdictions.

     (c) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS ANNEX I, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

     18. NO RELIANCE

     Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and the Transaction:

     (a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

     (b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of the Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

     (c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and the Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

     (e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or the Transaction.

     In addition, each Beneficial Purchaser, by entering into the Co-Purchaser Agreement and by accepting the benefits of the Transaction Documents and the Transaction that inure to it thereunder, acknowledges, represents and warrants, for the benefit of Buyer, Seller and each other Beneficial Purchaser, as to the foregoing matters in connection with its entering into the Co-Purchaser Agreement and accepting such benefits.

     19. INDEMNITY

     Seller hereby agrees to indemnify Buyer and each Beneficial Purchaser, and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties"), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to the Purchased Securities or in connection with the Transaction and the documents delivered in connection therewith, other than (a) taxes measured by the income, gross receipts or capital of Buyer or any Beneficial Purchaser and (b) any taxes of any
Indemnified Party other than Buyer or a Beneficial Purchaser), fees, costs, expenses (including reasonable attorneys' fees and disbursements) or disbursements (all of the foregoing, collectively, "Indemnified Amounts") which may at any time (including, without limitation, at such time as the Agreement shall no longer be in effect and the Repurchase Price shall have been paid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, the Agreement or the Transaction or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, however, that Seller shall not be obligated to indemnify any Indemnified Party for Indemnified Amounts (i) resulting from the gross negligence or willful misconduct of such Indemnified Party or (ii) arising out of any claim asserted against such Indemnified Party by another Indemnified Party or a stockholder thereof or (iii) in excess of any limitations applicable to such Indemnified Amounts appearing in
Section 14 or Section 20(d) .

     20. MISCELLANEOUS

     (a) Time is of the essence under the Transaction Documents and the Transaction. All references in the Transaction Documents to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

     (b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     (c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

     (d) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay the reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of accountants, attorneys and advisors, incurred by Buyer and the DB Co-Purchaser in connection with the negotiation, execution and consummation of the Transaction Documents and the Transaction; provided, however, that Seller shall not be obligated to pay more than $500,000 in the aggregate in respect of the foregoing fees, costs and expenses enumerated in this sentence. In addition, Seller agrees to pay Buyer on demand all costs and expenses (including reasonable attorneys' fees) in connection with any enforcement of any of the provisions hereof, or the performance by Buyer of any obligations of Seller in respect of the Purchased Securities which Seller has failed or refused to perform, or the custody, care or preservation of the Purchased Securities, or the maintenance of the Collection Account or the registration of the Purchased Securities in the name of Buyer or its nominee. All such expenses shall be obligations of Seller in favor of Buyer under the Agreement.

     (e) Buyer and each Beneficial Purchaser shall hold all non-public information regarding Seller and its Subsidiaries and their respective businesses and properties that is obtained pursuant to the requirements of the Agreement, and which has been identified as confidential by Seller, in accordance with such Person's customary procedures for handling confidential information of this nature, it being understood and agreed by Seller that in any event such Person may make (i) disclosures to Affiliates of such Person, (ii) disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Person of any interest in the Agreement or the Purchased Securities or any participations therein (but only so long as such prospective assignee, transferee or participant shall have agreed in writing to be bound by the provisions of this Section 20(e)), or (iii) disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that, unless specifically prohibited by applicable law or court order, such Person shall notify Seller of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Person by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall such Person be obligated or required to return any materials furnished by Seller or any of its Subsidiaries.

     (f) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     (g) The Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

     (h) The parties understand that the Agreement is a legally binding agreement that may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of the Agreement and that it is satisfied with its legal counsel and the advice received from it.

     (i) Should any provision of the Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of the Agreement.

     (j) The obligations and liabilities of Seller under the Transaction Documents and any claim based thereon or otherwise in respect thereof shall be direct and full recourse obligations of Seller.

     (k) This Agreement may not be amended, supplemented or otherwise modified except by a writing signed by Buyer and Seller.

     (l) In the event of any conflict or inconsistency between the provisions of the Agreement (including without limitation Section 14(a)), on the one hand, and the provisions of the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall govern and control as among Buyer, the Collateral Agent and the New Note Trustees.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Annex I as of the ___ day of _______________, 2001.

SELLER:

CRIIMI MAE INC.



By:      _________________________
Name:
Title:



BUYER:

MERRILL LYNCH INTERNATIONAL
BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:      ___________________________
Name:  Joshua A. Green
Title:  Vice President

SCHEDULE 1-A                                         CBO-2 Securities

SCHEDULE 1-B                                         CBO-1/Nomura Securities

SCHEDULE 1-D                                         Loss Threshold Amount

SCHEDULE X                                           CRIIMI MAE Inc.'s
                                                       Disclosure Schedule

                                  SCHEDULE 1-A
                                CBO-2 Securities

CBO-2 Securities

CRIIMI MAE Commercial Mortgage Trust, CRIIMI MAE Commercial Mortgage Bond, Series 1998-C1, Classes D1, D2, E, F, G, H1, H2 and J and Owner Trust Certificate, Classes A and R.

                                  SCHEDULE 1-B
                             CBO-1/Nomura Securities

CBO-1 Securities
CRIIMI MAE Trust I Commercial Mortgage Bond, Series 1996-C1, Class F and Owner Trust Certificate, Classes P, R and XS

Nomura Securities
Nomura Asset Securities Corporation Commercial Mortgage Pass Through Certificates Series 1998-D6
Class - B7
Cusip No. - 655356JV6
Original Face Amount - $46,532,578.00

No physical bond exists (book-entry).

                                  SCHEDULE 1-D
                              Loss Threshold Amount


                  Schedule of Quarterly Loss Threshold Amounts


--------------------------------------- ----------------------------------------
For the Quarter Ending                                Loss Threshold Amount
--------------------------------------- ----------------------------------------
March 31, 2001                                               $45,300,000
--------------------------------------- ----------------------------------------
June 30, 2001                                                $51,300,000
--------------------------------------- ----------------------------------------
September 30, 2001                                           $61,400,000
--------------------------------------- ----------------------------------------
December 31, 2001                                            $73,600,000
--------------------------------------- ----------------------------------------
March 31, 2002                                               $85,300,000
--------------------------------------- ----------------------------------------
June 30, 2002                                                $96,300,000
--------------------------------------- ----------------------------------------
September 30, 2002                                           $106,200,000
--------------------------------------- ----------------------------------------
December 31, 2002                                            $115,400,000
--------------------------------------- ----------------------------------------
March 31, 2003                                               $124,000,000
--------------------------------------- ----------------------------------------
June 30, 2003                                                $132,200,000
--------------------------------------- ----------------------------------------
September 30, 2003                                           $140,100,000
--------------------------------------- ----------------------------------------
December 31, 2003                                            $147,600,000
--------------------------------------- ----------------------------------------
March 31, 2004                                               $155,000,000
--------------------------------------- ----------------------------------------
June 30, 2004                                                $162,300,000
--------------------------------------- ----------------------------------------
September 30, 2004                                           $169,400,000
--------------------------------------- ----------------------------------------
December 31, 2004                                            $176,300,000
--------------------------------------- ----------------------------------------

                                   SCHEDULE X

                           SELLER DISCLOSURE SCHEDULE

SCHEDULE 10(a)(iii)                                  Non-Contravention
SCHEDULE 10(a)(iv)                                   Litigation; Compliance with
                                                       Laws, etc.
SCHEDULE 10(a)(v)                                    No Broker
SCHEDULE 10(a)(ix)                                   Governmental Consents
SCHEDULE 10(a)(xiv)                                  ERISA
SCHEDULE 10(a)(xv)                                   Disclosures
SCHEDULE 10(a)(xvii)                                 No Material Adverse Change

                           Seller Disclosure Schedule

         On the following pages are the Seller Disclosure Schedules (the "Schedules") to Annex I to the Master Repurchase Agreement entered into by and between CRIIMI MAE Inc. ("Seller") and Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ("Buyer") as of April 17, 2001 (the "Master Repurchase Agreement"), each of which is incorporated by reference into the Master Repurchase Agreement and Annex I thereto. The Schedules are confidential and shall not be disclosed by Buyer to any party without the prior written consent of Seller. No statement or information contained in the Schedules shall be deemed an admission of liability or fact by Seller in connection with any claim, action or proceeding involving a third party.

                               SCHEDULE 10(a)(iii)
                                Non-Contravention

         Section 10(a)(iii) of the Master Repurchase Agreement is hereby amended and modified as follows:

     1. ___ _______ The representation in Section 10(a)(iii) assumes that the Buyer's and DB Co-Purchasers' representations contained in Section 10(b)(i) are true and correct and that any other Beneficial Purchaser has made the same representation.

     2. Seller notes that it has obtained the approval of the trustee of the CBO-2 Securities to contribute the CBO-2 Securities to CBO REIT.

     3. Seller notes that it has obtained necessary approvals through the approval and confirmation of Seller's confirmed plan of reorganization.

                               SCHEDULE 10(a)(iv)
                     Litigation; Compliance with Laws, etc.

     1. ___ _______ Reference is made to Item 3, "Legal Proceedings", contained in Seller's Annual Report on Form 10-K for the year ended December 31, 2000, the contents of which are incorporated herein.

     2. Case Name: CRIIMI MAE Services Limited Partnership (the "Partnership"), individually and as subrogee of ------------------ ----------- GMAC Commercial Mortgage Corporation, Plaintiff, against Nassau Bay Associated, LP and L.A.G. Associates, LP, Defendants ("Defendants") ---------- Case No.: 600249/00 -------- Jurisdiction: Supreme Court of the State of New York, County of New York ------------ Case Status: In 1999, the Partnership failed to collect from Defendants $820,511.00, a portion of the full amount of a prepayment penalty on a mortgage loan in the Partnership's direct servicing portfolio. The Partnership funded the $820,511.00 shortfall to the master servicer and filed an insurance claim for recovery of the shortfall under its errors and omissions policy. The insurance company has declined to reimburse the Partnership for the shortfall but has agreed to provide the Partnership with counsel at its expense to pursue collection from the Defendants. The Defendants filed a motion to dismiss the Partnership's initial complaint. As a result, the trial court dismissed two of the Partnership's three claims for breach of contract and reformation. The Defendants have appealed the Partnership's third claim for unjust enrichment, which claim seeks recovery for the entire shortfall amount. Oral arguments were heard on January 18, 2001. A decision is expected in April 2001. The Partnership intends to vigorously pursue a full recovery of the shortfall; however, there can be no assurance that all or any portion will be recovered.

     3. Case Name: Argyle Place Limited Partnership, Plaintiff ("Plaintiff"), against American Insured Mortgage --------- --------- Investors - Series 86, L.P. , Defendant ("AIM 86"). ------ Case No.: 1CV00841 -------- Jurisdiction:
General Court of Justice, Civil Superior Court Division, Iredell County, North Carolina ------------ Case Status: Plaintiff filed a claim for $202,042.64 on March 16, 2001 alleging that the accounting ----------- methods used to calculate the figures delivered prior to the payoff of an FHA insured mortgage serviced by CRIIMI MAE Services Limited Partnership (the "Partnership") were erroneous and resulted in an excessive final payment. AIM 86 contends that the additional interest calculated for and disclosed on the payoff statement is in compliance with the Mortgagor-Mortagee Agreement between Plaintiff and
Integrated Funding Inc. The Partnership, on behalf of AIM 86, anticipates settling this matter for less than the claimed amount, however, there can be no assurance that the matter will be settled for less than the claimed amount or settled at all.

     4. Case Name: American Insured Mortgage Investors L P Series 88, Plaintiff ("AIM 88"), against Greystone --------- ------ Servicing Corporation, Inc., Defendant ("Defendant") --------- Case No.: CL98-273-01 -------- Jurisdiction:
Circuit Court of Fauquier County, Virginia Case Status: On July 30, 1998, after the Department of Housing and Urban Development ("HUD") disallowed ----------- --- approximately $1.65 million of an assignment claim, AIM 88 filed a motion for summary judgment against Defendant alleging breach of contract and negligence claims and sought judgment for $1,653,396.00, the amount disallowed by HUD, plus interest. In May 2000, the Circuit Court granted AIM 88's motion for summary judgment in part. Final judgment is still outstanding. The trial date was continued until May 2001. AIM 88 believes that the allowance for loan losses of $375,000.00 as of December 31, 2000, is sufficient to provide for amounts that may not be recovered from the servicer.

                                SCHEDULE 10(a)(v)
                                    No Broker

         Section 10(a)(v) of the Master Repurchase Agreement is hereby amended and modified as follows:

         In connection with the Seller's Chapter 11 reorganization, which included the negotiation and execution of the Master Repurchase Agreement, Seller retained Wasserstein Perella & Co. as its financial advisor.

                               SCHEDULE 10(a)(ix)
                              Governmental Consents

         Section 10(a)(ix) of the Master Repurchase Agreement is hereby amended and modified as follows:

         The representation in Section 10(a)(ix) is modified to reflect that filings and other actions may be necessary in order to comply with applicable securities laws including, but not limited to, Current Reports on From 8-K and press releases.

                              SCHEDULE 10(a)(xiv)
                                      ERISA

ERISA plans for certain Seller affiliates:

     1. CRIIMI MAE Management, Inc. Retirement Plan (Plan Number 001)



     2. CRIIMI MAE Management, Inc. Welfare Benefit Plan (Plan Number 501)

     Included in the Plan are the following:

     a. CRIIMI MAE Management, Inc. Short Term Salary Continuation Plan

     b. CRIIMI MAE Management, Inc. Health Insurance Premium Conversion Program

     c. CRIIMI MAE Management, Inc. Dependent Care Reimbursement Account Program

     d. CRIIMI MAE Management, Inc. Health Care Reimbursement Account Program

     e. CRIIMI MAE Management, Inc. Health Care Reimbursement Account Program

     f. Your Guardian Group Insurance Plan (Dental Coverage)

     g. CapitalCare Certificate of Coverage (HMO Coverage through CareFirst Blue Cross Blue Shield of the National Capital Area)

     h. BluePreferred Health Care Benefits (PPO Coverage through CareFirst Blue Cross Blue Shield of the National Capital Area)

     i. Group Live, Accident Dental and Dismemberment and Long Term Disability Benefits Insurance Program (through the Reliance Insurance Company)



     3. All Employee Benefit Plans referenced in Seller's filings pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference.

                               SCHEDULE 10(a)(xv)
                                   Disclosures

         Reference is made to (i) Schedule 10(a)(xvii), the contents of which are incorporated herein by reference, with respect to the representation contained in the third sentence of Section 10(a)(xv) and (ii) Seller's Annual Report on Form 10-K for the year ended December 31, 2000, the contents of which are incorporated herein.

                              SCHEDULE 10(a)(xvii)
                           No Material Adverse Change

         Reference is made to Seller's Annual Report on Form 10-K for the year ended December 31, 2000, the contents of which are incorporated herein.